                                                                    EXHIBIT 10.7



                                    MITEL(R)
                                  CARIBBEAN VAR
                                    AGREEMENT


                                  2001 VERSION

                                 BY AND BETWEEN

                              MITEL NETWORKS, INC.

                                       AND

                           CORTELCO SYSTEMS, PR, INC.


                                     Page 1                            June 2001

                                TABLE OF CONTENTS

                                                                                     Page #
                                                                                     ------
1.       APPOINTMENT OF MITEL VAR...................................................      3
2.       TERM.......................................................................      4
3.       TERRITORY..................................................................      4
4.       MITEL'S OBLIGATIONS TO VAR.................................................      5
5.       VAR'S OBLIGATIONS TO MITEL.................................................      8
6.       PRICE, ORDER ENTRY AND SHIPMENT TERMS AND CONDITIONS.......................     10
7.       SHIPMENT, DELIVERY, TITLE, RISK OF LOSS, INSPECTION, AND CANCELLATION......     11
8.       PRODUCT WARRANTIES.........................................................     12
9.       PRODUCT SPECIFICATION CHANGES..............................................     12
10.      SOFTWARE LICENSE...........................................................     12
11.      PATENT OR TRADEMARK INFRINGEMENT...........................................     12
12.      INDUSTRIAL AND TRADE SECRETS...............................................     13
13.      INDEPENDENT CONTRACTORS....................................................     14
14.      TERMINATION................................................................     14
15.      MISCELLANEOUS..............................................................     15
16.      ELECTRONIC MAIL AND INTERNET CONNECTIVITY..................................     18
17.      MITEL PASSWORDS............................................................     18
18.      SOFTWARE AND SOFTWARE TOOLS................................................     18
19.      ATTORNEY FEES..............................................................     18
20.      VAR BENEFIT HANDBOOK.......................................................     18

SCHEDULES ATTACHED
Schedule A        Primary Area of Responsibility and Minimum Annual Purchase Requirement

Schedule B        Caribbean Product Warranty for Mitel VARs

Schedule C        Elite VAR Professional Services Requirements for Sale of March Networks
                  3200 ICP / 3330 ICP Products

Schedule D        Volume Based Discounts

Schedule E        Bilateral Software License Agreement

Schedule F        Platinum Elite VAR Program

Schedule G        Mitel Services Program

Schedule H        Customer Service and Support Requirements

Schedule I        Training / Certification

Schedule J        Tri-Party HCI / MiTAI RunTime License Agreement

Schedule K        Sales Order Acknowledgement / Terms and Conditions of Sale

Schedule L        Sublicense Agreement


                                     Page 2                            June 2001
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                          MITEL CARIBBEAN VAR AGREEMENT

INTRODUCTION. This Mitel Caribbean VAR Agreement (which together with all Schedules attached hereto, is hereinafter referred to as the "Agreement") entered into this 7th day of December, 2001, by and between MITEL NETWORKS CORPORATION, a Canadian corporation having its principal place of business at 350 Legget Drive, Kanata, Ontario, K2K 1X3 (hereinafter referred to as "Mitel") and CORTELCO SYSTEMS, PR, INC., a(n) __________________ corporation, with its principal place of business located at P.O. BOX 363665, SAN JUAN, PUERTO RICO 00936-3665 (hereinafter referred to as "VAR").

WHEREAS, Mitel is continually engaged in the research and development of state of the art communication solutions and it desires to appoint certain quality Value Added Resellers (VARs) to market, sell, install, and maintain certain of its most leading edge products in a way that meets Mitel's highest standards in order to enhance the goodwill of the Mitel name and product lines in the industry. Mitel has two VAR levels, VARs which primarily sell the traditional Time Division Multiplexor ("TDM") product lines (e.g. SX-200 & SX-2000), however, Elite VARs also have the ability to sell Mitel's Voice Over Internet Protocol ("VOIP") product family, as well, under certain restricted conditions; and, 2) Platinum Elite VARs, which constitute Mitel's premier authorized reseller channel. Platinum Elite VARs are appointed to distribute Mitel's VOIP product family in addition to the traditional TDM products. Both levels also sell Mitel's various desktop devices, as well as, Mitel peripherals, including Mitel's messaging offerings.

NOW THEREFORE, in consideration of the mutual covenants flowing by and between the parties hereto, the parties, intending to be bound, hereby agree, in writing, as follows:

1. APPOINTMENT OF MITEL VAR.

         a) Mitel hereby appoints VAR to purchase and market, sell, lease, install, and maintain certain versions of Mitel brand communications solutions (hereinafter "PRODUCTS") that appear in the Mitel Caribbean Price List provided through Mitel OnLine. The appropriate listing for you is as located in your password protected Mitel On-Line site depending on whether you are appointed by Mitel as an Elite VAR or as a Platinum Elite VAR. A traditional hard copy of the appropriate price list is also available from Mitel upon request but Mitel reserves the right to charge a fee for such. Such price list is incorporated by reference herein. Mitel will update the Mitel Caribbean Price List from time to time. Mitel will provide VAR thirty (30) day's prior written notice, via Mitel On-Line of any price changes and/or additions to such. It is the responsibility of the VAR to periodically review the price list in order to ensure it has current pricing when providing quotations to end users. VAR also agrees to utilize the Mitel On-Line configuration tool for quality control purposes subject to applicable terms and conditions, disclaimers and warnings regarding its utilization. VAR agrees to keep the Mitel Caribbean Price list strictly confidential. Mitel PRODUCTS will be sold and/or licensed (in the case of software) to VAR directly from Mitel.

         b) VAR agrees to sell or sub-license (in the case of software) Mitel PRODUCTS only to its own end-user customers for installation and use in the Caribbean; VAR agrees not to sell (or trans-ship) Mitel PRODUCTS to wholesalers or other value added resellers or dealers, interconnects or brokers of communication solutions (whether authorized resellers of Mitel or otherwise) without first obtaining the express written consent of an Officer of Mitel.

         c) VAR also agrees not to export Mitel PRODUCT from the Caribbean PAR it is assigned (see paragraph #3 below) without first obtaining the prior express written consent of an Officer of Mitel.

         d) This appointment by Mitel is nonexclusive, and Mitel expressly reserves the right, in its reasonable discretion, to appoint other VARs who are in competition with VAR, as well as to sell through telephone companies (hereinafter referred to as "telcos"), as it sees fit, from time to time hereafter. Mitel also reserves the right, in its reasonable discretion, to hereafter develop new channels of distribution through which certain new PRODUCTS may be best sold including but not limited to CLEC's, ISP's, Carriers and Data VARs). Access to such channels will be based on meeting certain standards as set by Mitel from time to time in its reasonable discretion.

         e) VAR agrees to use its best efforts to legally and ethically promote the sale, lease, licensing, installation, service, and maintenance of all

                                     Page 3                            June 2001
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PRODUCTS in its assigned territory. VAR likewise agrees not to tortiously interfere with the advantageous contractual and/or business relationships of other Mitel authorised VARs and/or distributors of PRODUCTS or the provision of services for Mitel PRODUCTS (e.g., installation and/or maintenance) inherently related to such. VAR also understands and agrees to the implied covenant of good faith and fair dealing as well as agreeing to abide by fair trade practices with respect to the purchase and sale of Mitel PRODUCTS and the provision of services for such.

2. TERM. This Agreement shall commence upon execution, and expire on April 30, 2002. Mitel may elect to renew the agreement for an additional one year term provided Mitel has given notice of such no later than April 1, 2002. This Agreement also may be terminated in accordance with Paragraph 14 hereinbelow. Unless otherwise stated herein, "yearend" or "fiscal year end" shall be April 30th and a number of days shall be considered as calendar days. For Financial accounting purposes it is understood that Mitel closes its books on its year on the last Friday in April each year.

3. TERRITORY.

         a) VAR's Primary Area of Responsibility (herein after referred to as "PAR") for the distribution and support of Mitel PRODUCTS shall be as listed on SCHEDULE A attached to and made a part of this Agreement. Mitel may authorise, in its reasonable discretion, distribution of Mitel PRODUCTS by VAR outside of VAR's PAR on a case by case basis or on a pre-approved blanket basis in certain instances. VAR is required to obtain prior written permission from Mitel, however, before attempting to make sales of Mitel PRODUCT outside its PAR. VAR must assure Mitel that all proposed sale will be installed, supported and maintained in strict accordance with Mitel standards and in conjunction with, if reasonably necessary, an authorised Mitel VAR operating in the area where the Mitel PRODUCTS is to be installed or by Mitel itself if it has such capabilities in the area where installation is to occur. VAR is also required to comply with Mitel's Out-Of-PAR Permission Policy which is available for review via Mitel-OnLine.

         b) In the event of unauthorized sales of Mitel PRODUCTS outside of the PAR, said sales do not count towards VAR's Minimum Purchase Requirement (MPR), as hereinafter defined. Mitel may also declare a default or material breach under this Agreement for disregard of this covenant by VAR.

         c) VAR understands and agrees that Mitel may, in its reasonable discretion, appoint other VARs within VAR's PAR (to overlap same in whole or in part) as well as other channels (see paragraph 1c, above) and, in its discretion, also may sell direct (including but not limited to through its subsidiary Mitel Network Solutions, or through Telcos, or through Dedicated Accounts sales within a VAR's PAR. VAR understands and agrees that Mitel may consider, among other factors, the overall potential for Mitel sales in a PAR in determining the appropriate number of VARs to have in a particular PAR. VAR understands and agrees that it must first subscribe to the PAR where its corporate headquarters is located before it may request another PAR (s) elsewhere, contiguous or otherwise.

         d) VAR understands and agrees that Mitel has certain exclusive arrangements with certain telcos and will not, therefore, award a PAR to an VAR to sell Mitel Product in certain Caribbean areas.

         e) Only Mitel's Professional Services Group, VARs or Mitel authorized resellers that also employ technicians certified by Mitel on the PRODUCTS to be installed may be used as a Subcontractor or with respect to a Teaming or Agency Agreement for the installation and maintenance of PRODUCT, whether in PAR or Out-Of-PAR. If the VAR requesting Out-Of-PAR approval will or may utilise a Subcontractor for performance, in whole or in part, of the Out-Of-PAR work, then the VAR must also first identify and properly register the VAR, or Mitel authorized reseller that is to be the Subcontractor, all in accordance with Mitel marketing policy.

         f) To the extent VAR chooses to promote Mitel PRODUCTS via a web site on the internet, VAR agrees to place the following statement in a prominent, conspicuous location on all pages promoting Mitel PRODUCTS in no less than 12 point type and in all caps as follows: "THIS PROMOTION OF MITEL PRODUCTS IS NOT INTENDED AS A SOLICITATION OF ANYONE LOCATED OUTSIDE OF OUR PRIMARY AREA OF RESPONSIBILITY WHICH IS (at this point insert the name of the town(s) and/or county(ies) that comprise your PAR(s)." Should VAR wish to advertise Product pricing via their web site or otherwise via the internet, VAR shall comply with Mitel's Web Advertising Policy read in conjunction

                                     Page 4                            June 2001
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with Mitel's Out-Of-PAR Permission Policy, as defined in paragraph 5(u) below;
additionally both policies are available for review via Mitel On-Line. VAR understands and agrees that internet opportunities that are out-of-PAR are to be handled exactly the same as non-internet opportunities in terms of the need to obtain and receive prior written permission from Mitel before proceeding with a particular sale or sales. Mitel reserves the right to audit compliance with this provision and VAR agrees to co-operate with Mitel in complying with the spirit of this provision to avoid the solicitation and acceptance of out of PAR business without first seeking and obtaining Mitel's prior express written consent for each such proposed sale.

4. MITEL'S OBLIGATIONS TO VAR.

         a) Materials/Documentation. Mitel agrees to provide VAR with a reasonable number of copies of instructions concerning ordering procedures, installation and technical manuals, customer training, and promotional material related to Mitel PRODUCTS at Mitel's then current price. Mitel reserves the right to provide such to VAR via Mitel On-Line. Mitel hereby grants VAR the right to reproduce written materials provided by Mitel even if said written materials are copyrighted, but VAR agrees to comply with Mitel's written copyright specifications and only to use such reproduced materials for a Mitel authorised purpose also please see subsection 4d) below for further requirements regarding such use.

         b) Manufacture and Supply of Mitel Products, Accessories, and Spare Parts. Mitel agrees to use its best efforts to provide VAR with Mitel PRODUCTS in sufficient quantities to facilitate VAR's reasonable needs (remanufactured product availability is, however, subject to market conditions).

         c) Access to Technical Training Programs. Mitel agrees to provide VAR personnel with access to training courses in order that VAR may be able to meet the minimum certification standards regarding training, as hereinafter described in Paragraph 5, sub-paragraphs (h) and (m).

         d) Access to Mitel Trademarks, Logos, and Insignia. Mitel agrees to provide VAR with current specifications of Mitel trademarks, logos, and insignia in the form of advertising and promotional materials supplied by Mitel for use by VAR in advertising and promotion of Mitel PRODUCTS. VAR is permitted to state it is a Mitel Elite VAR or, if appointed, a Platinum Elite VAR, in the promotion of such products, but VAR shall not use the name Mitel or any of Mitel's brand names or trademarks in its own name and/or tradename and/or its products or service trade marks (actual or fictitious) without the prior express written consent of Mitel, and VAR, likewise, agrees to conform to Canadian Trademark Law, as well as relevant portions of the published Mitel Graphic Standards Manual in utilising Mitel marks and material. Mitel hereby grants VAR the right to reproduce written materials provided by Mitel even if said written materials are copyrighted, but VAR agrees to comply with Mitel's written copyright specifications and to use such reproduced materials only for a Mitel authorised purpose.

         e) Non-Disclosure of Confidential Information. Mitel agrees to use its best efforts to prevent the disclosure of or unauthorised use of any confidential information provided to Mitel by VAR in compliance with the terms of this Agreement.

         f) Product Warranty. Mitel agrees to provide VAR with its Mitel Caribbean Product Warranty (a true copy of which is attached as SCHEDULE B), with respect to PRODUCTS sold or licensed by Mitel to VAR hereunder and VAR agrees to extend its version of Mitel's Caribbean Product Warranty to its end-user, subject to including, in concept Mitel's material terms and conditions, disclaimers, and limitations of liability. Mitel also makes available to VAR on a non-transferable basis, an Extended Hardware Warranty, the terms and conditions of which are also reflected on SCHEDULE B. Procedures and policies for both in and out-of warranty repair services and the Repair Price List shall also be provided for via Mitel On-Line.

         g) Ongoing Technical Support and Field Services. Mitel agrees to provide ongoing technical support, including necessary field services, to VAR at then current rates, plus reasonable costs for transportation, lodging, and meals. From time to time, Mitel may introduce release levels of software ("Release Levels"), which upgrade the capability of and/or disseminate generic corrections to Mitel software. When these new Release Levels are made available commercially, they shall be provided at nominal cost to VAR if the new Release Level is of a corrective nature. If, however, new features are incorporated in addition to operational corrections and/or if the Release consists solely of new features or functionality, then VAR still will be provided with

                                     Page 5                            June 2001
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the corrections as aforesaid, but new features will be made available to VAR at the then current VAR price for such new features. Mitel reserves the right to give sixty (60) days prior written notice that it will no longer provide out-of-warranty after market technical support to a particular PRODUCT and/or Release Level.

         h) Right to VAR Comfort Letter. Mitel, in its reasonable discretion, shall provide VAR's enduser with a VAR Comfort Letter, in conformity with a reasonable and customary request (according to industry practice) from an end-user or its communications consultant, but only to the extent VAR has followed the RFP Response Centre's rules and regulations regarding prior review and approval of proposed RFP submittals.

         i) Dedicated Account Executive. Mitel will assign a specific Mitel Account Executive to VAR to assist it, on a full or part-time best efforts basis as Mitel deems appropriate, in promoting the sale of Mitel PRODUCTS within its PAR.

         j) Pre-Sale Engineering. Mitel Sales Engineering and a dedicated Mitel Account Executive will assist VAR in configuring special system applications. Mitel will provide VAR with Applications Engineering Bulletins and Technical Bulletins as they are published (or posted on electronic bulletin boards) from time to time.

         k) Protected Product Distribution and Professional Services Group Process. VAR will be offered the appropriate (see paragraph 1) entitled Appointment of Mitel VAR SX-2000 as well as the appropriate March Networks 3200 ICP and 3300 ICP PRODUCT line and peripherals on a quasi-exclusive basis in its PAR (subject to rights of other VARs whose PAR may overlap VAR's PAR in whole or in part and subject to Mitel's right to sell direct, as stated in paragraphs l.d) and 3.c) above) for a period of time after product introduction. Elite VARs will be required to purchase certain services from Mitel's Professional Services Group in order to distribute the March Networks 3200 ICP and/or 3300 ICP PRODUCT family, however, as per the terms and conditions of the attached SCHEDULE C. Elite VAR understands and agrees that this requirement is based on the need for certain technical certification, skills and experience (e.g. MCSE and LAN certification) in order to be able to properly sell, install and maintain the March Networks 3200 ICP and 3300 ICP PRODUCTS. Mitel reserves the right to add products to or subtract products from the Caribbean Mitel Price List as same are developed and/or discontinued from time to time and Mitel agrees to give VAR thirty (30) days prior written notice before adding such to the Canadian Mitel Price List or deleting such from the Canadian Mitel Price List.

         l) Competitive Analysis. VAR will be provided access to the most current competitive analysis information developed by Mitel concerning Mitel's competitors, but VAR agrees not to distribute same without first obtaining Mitel's prior written permission and VAR agrees to indemnify Mitel should such unauthorised distribution and/or publication cause liability to Mitel. Competitive Analysis information is also made available via Mitel On-line.

         m) Advertising Support Material. VAR will receive certain materials from Mitel to enable it to generate print advertising, including, but not limited to, prepared ad slicks for reproduction, a proposed "Yellow Pages" ad and colour photos of Mitel PRODUCTS. VAR agrees not to refer to a Mitel competitor in any advertising using such Mitel supplied materials (including, but not limited to, tradename/logo and/or brand name).

         n) Technical Training. Mitel will offer the VAR two (2) free seats (tuition) in a Mitel training class during the term of this Agreement. VAR is also provided the opportunity to earn additional technical training based on total sales volumes as described in the VAR Benefit Handbook. Mitel will also offer certain other training (e.g., self-study courses) as Mitel may, in its reasonable discretion, offer from time to time, all as more completely explained in the VAR Benefit Handbook (see subparagraph "x" below).

         o) Sales/Product Training. Mitel will offer VAR reasonable access to sales training on new Mitel products and/or on skills development classes that Mitel might offer from time to time to VAR; VAR agrees to pay all expenses associated with participation in such Sales Training classes.

         p) VAR Expo. VAR will be invited to participate in the Mitel VAR Expo; the VAR Expo is described in the VAR Benefit Handbook (see subparagraph "x" below).

         q) VAR Council. The top performing Achievement Level VARs will be asked to participate in the VAR Council. Mitel also reserves the right to invite those VARs who have

                                     Page 6                            June 2001
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demonstrated exceptional strategic initiatives in advancing their company through the introduction of emerging Mitel technologies into their respective portfolios. The selection process shall be in Mitel's reasonable discretion with respect to each Mitel VAR Council appointee. Mitel requests that each such appointee will provide input on and receive information regarding product direction, market needs, and other similar matters of mutual interest.

         r) Marketing Awareness Fund. Mitel agrees to contribute marketing monies and/or credit into an account for VAR to be earned and utilized in accordance with the rules and regulations of the Marketing Awareness Fund (as stated in the VAR Benefit Handbook, provided via Mitel On-Line) to assist VAR in accomplishing pre-approved Mitel marketing that it desires to engage in. VAR agrees that it may not advertise Mitel PRODUCTS in nor gain reimbursement for any such marketing (including Internet solicitation) in geographic areas outside its assigned PAR(s) unless first approved in writing by an officer of Mitel. VAR is required to first meet their Minimum Purchase Requirement (MPR) in the previous Mitel fiscal year to be eligible for the funds.

         s) Volume-based Discounts. Mitel agrees to afford, on a quarterly basis, volume discounts to VAR by prepaying a price concession based on historical purchases all as per SCHEDULE D, attached. VAR understands that Mitel reserves the right on a quarterly basis to review the product purchases of the VAR. Based on the findings, Mitel may adjust the volume discount provided to the VAR. Mitel reserves the right to adjust and/or modify the Volume Based Discount Program, at the beginning of each contract year as per SCHEDULE D, by giving VAR at least thirty (30) days prior written notice of such.

         t) Network Discount Pricing. Mitel will afford VAR Network Discount Pricing as delineated in the VAR Benefit Handbook. In return, VAR agrees to the terms and conditions of the Bilateral Software License Agreement for SX-2000 and/or March Networks 3200 network configurations, a true copy of which is attached hereto as SCHEDULE E. VAR also agrees to enter into a substantially similar agreement with its end-user customer whenever affording such network discount pricing to same.

         u) Year Over Year Sales Performance Benefit. Mitel agrees to make available (based on performance) certain monies (based on performance) and or credits into an account for the VAR to earn and utilize in strict conformity with the "Year over Year Sales Performance Benefit Program" to assist the VAR in improving its overall profit dynamics (as fully described in the VAR, Benefit Handbook see subparagraph 4(y) below). Platinum Elite VARs are not eligible for the "Year Over Year Sales Performance Benefit Program" but they are eligible to participate in the Value Oriented Incentive Program as described fully in SCHEDULE F, Platinum Elite VAR Program. VAR is required to first meet their Minimum Purchase Requirement (MPR) in the previous Mitel fiscal year to be eligible for the funds.

         v) Virtual Classroom Kit. The VAR will be provided the opportunity to purchase a system to be used for Virtual Classroom (SX-2000, SX-200 and/or March Networks 3200 ICP and/or 3300 ICP) at a discounted cost. The terms and conditions of this program are as defined in the VAR Benefit Handbook (see subparagraph "x" below).

         w) Software Download, Migration and Assurance Programs. The VAR will be provided the ability to take advantage of the Software Download and/or Migration Programs that Mitel makes available. These programs encompass a philosophy of investment protection and technology assurance. The programs are further delineated in the VAR Benefit handbook which is made available on Mitel On-Line.

         x) VAR Benefit Handbook. Incorporated by reference in the VAR Benefit Handbook are descriptions of the above-noted programs. VAR agrees to the terms, conditions and disclosures found therein as well as those posted via Mitel On-Line concerning such programs. Subparagraphs (a) through (x) shall be augmented further and explained to the extent not inconsistent herewith in the VAR Benefit Handbook, which is provided through Mitel On-Line. Mitel reserves the right to amend, revise or modify the benefits offered to VAR as described in Paragraph number 4, subparagraphs (a) through (x) above, as well as described in the electronic VAR Benefits Handbook, but Mitel agrees not to make a material change to such without first giving VAR thirty (30) days advance written notice of same and such change shall not apply retroactively.

         y) Platinum Elite VAR Status. Attached hereto and incorporated by reference herein is SCHEDULE F which delineates the minimum criteria

                                     Page 7                            June 2001
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that Platinum Elite VAR agrees to maintain as a condition of continuing to retain its appointed Platinum Elite VAR status.

         aa) Mitel Services Program Term and Conditions. Attached hereto and incorporated by reference herein is SCHEDULE G which delineates the terms and conditions VAR must agree to and adhere to in order to avail itself of the availability of Mitel's Services Program. The services program includes Professional Services such as, voice enabling IP infrastructures and voice centric business applications. Additionally Mitel offers Maintenance and Support Services which include end customer remote diagnostics and support.

         z) Investment Protection Plan Program. Under the Investment Protection Plan, if you are operating Mitel SX-2000 or SX-200 ML/EL systems running the latest software releases, you will be able to upgrade to the March Networks 3300 ICP under the terms and conditions of the program. The Mitel Investment Protection Plan Program is made available via Mitel On-Line.

5. VAR'S OBLIGATIONS TO MITEL.

         a) Minimum Purchase Requirement. VAR agrees to use its good faith best efforts to purchase from Mitel a minimum dollar amount of Mitel PRODUCTS (net invoice amount/not including taxes or shipping charges) for the PAR it has been assigned. Such amounts shall hereafter be designated as the Minimum Purchase Requirement (MPR) and shall be as delineated on SCHEDULE A. SCHEDULE A will designate the Annual MPR in the aggregate for all PRODUCT purchases.

         b) Late Payment Interest. VAR agrees to timely pay for Mitel Products ordered under the Agreement. At Mitel's option all amounts which are more than fifteen (15) days past due shall accrue interest from the due date at a rate equal to two percent (2%) per month (twenty-four percent [24%] per annum), please see paragraph 6(e) hereinbelow).

         c) Feature Mitel PRODUCTS. VAR agrees to feature Mitel PRODUCTS to its customers and further agrees to certify to Mitel (on or before June 1, 2002), that Mitel PRODUCT comprised no less than sixty percent (60%) of all new customer premises equipment, applications and peripherals purchased by VAR from any manufacturer during the term of the Agreement and likewise on or before June 1, 2003 if the Agreement is renewed. VAR agrees to supply true copies of all invoices rendered by VAR during such period within twenty (20) days of a written request by Mitel for such information. This requirement to feature Mitel products only applies in situations where Mitel offers a viable competing product. For example, Mitel will not, for the first term hereof, count sales of messaging products above fifty (50) ports per installation in determining whether or not VAR has met its obligation to feature Mitel product. Failure to feature Mitel products shall constitute a material breach of this Agreement.

         d) Pursue Sales Leads. VAR agrees to timely act on sales leads originating from Mitel and to offer only Mitel PRODUCT with respect to such referrals.

         e) Maintain Customer Satisfaction. VAR agrees to participate in Mitel's Customer Value Program (CVP). VAR is required to maintain a customer value rating which is equal to or above an eighty percent (80%) score as determined by Mitel. Mitel reserves the right to review VAR's rating and to take appropriate action with VAR to improve its rating. Mitel will employ an independent third-party to conduct surveys of VAR's customer base in order to ascertain the degree of customer satisfaction VAR has attained, and VAR agrees to cooperate with Mitel or a third-party to enable it to conduct such surveys. VAR is required to provide a complete customer listing to Mitel on a quarterly basis. Should VAR not provide Mitel a customer listing, Mitel reserves the right to terminate VAR from the Mitel reseller program.

         f) Customer Service and Support Requirements. VAR agrees to comply with the Mitel Customer Service and Support Requirements attached hereto and incorporated by reference herein as SCHEDULE H as well as with the usual and customary standards within the telecommunications industry. VAR agrees to attempt in good faith to resolve customer complaints, and Mitel undertakes to work with VAR to help accomplish same on a second line support basis. VAR further agrees to have in its employ Mitel's minimum required number of certified technicians on a per product per PAR basis (also see subparagraph 5
(h) below).

         g) Follow Published Practices. VAR agrees to install, maintain and service Mitel PRODUCTS in strict accordance with the terms of this Agreement and with those practices published from time to time by Mitel. Mitel agrees to electronically provide VAR with copies of its

                                     Page 8                            June 2001
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published practices and technical service bulletins on a regular basis. In the event VAR fails to perform its obligations to its customers, as per sub - paragraphs "5e)" and "5f)" above, VAR agrees that Mitel shall have the right to either provide such technical assistance itself or refer the said end-user to another qualified Mitel authorized reseller. Before so proceeding, however, Mitel agrees to give VAR prior notice of the problem and a reasonable opportunity to promptly correct the matter. Should VAR then fail to take appropriate corrective steps on a timely basis, it shall be responsible for reasonable expenses incurred by Mitel in resolving the problem.

         h) Use Only Certified Technicians. VAR agrees that each and every installation of Mitel PRODUCT shall be directly supervised and approved by a qualified technician employed by VAR. VAR agrees that such technician shall be certified by Mitel (at VAR's expense) as meeting the minimum standards necessary to install and maintain the particular product in question in accordance with Mitel conducted installation and maintenance courses in order that the goodwill inherent in the Mitel name and product line is not harmed. VAR also agrees to send its technicians at its own expense to Mitel courses regarding new Mitel PRODUCTS and/or new Mitel software releases so that its technicians will maintain the requisite proficiency level. VAR also agrees to employ an acceptable number (in Mitel's reasonable discretion) of trained (Mitel certified) technicians to support VAR's installed base of Mitel PRODUCT. Attached hereto and incorporated by reference herein as SCHEDULE I is the Certified Technician Training and Registration Plan which delineates the undertakings of Mitel and of VAR relating to the training and certification of technicians by Mitel. In order to achieve and retain certification, a technician must be trained by Mitel, approved by Mitel as having successfully completed the course of studies and received a passing grade in Mitel's reasonable discretion and be employed by a Mitel authorized entity which duly registers the technician with Mitel's consent and obtains the requisite continuing training deemed reasonably necessary by Mitel to retain his or her certification. A technician looses his or her certification if it has expired by its terms, if it has not been maintained in terms of renewal and/or continuing training that is required or if he or she is no longer registered by an authorized entity and approved by Mitel. Mitel also reserves the right to cancel the registration of those technicians no longer sponsored by an authorized entity (e.g., should a VAR lose its dealership or should the VAR inform Mitel that a technician has left its employ). Mitel also reserves the right to require a certified technician to take a refresher course if he or she is deemed, in the reasonable discretion of a Mitel Technical Account Manager to need such remedial assistance in order to achieve customer satisfaction in Mitel's reasonable discretion. Please see additional requirement with respect to training and certification as reflected in SCHEDULE I.

         i) Limit Claims to Written Specifications. VAR agrees to limit its claims and representations concerning Mitel PRODUCTS to those in conformity with Mitel's published written specifications.

         j) Toll Fraud. VAR agrees not to expressly state or imply that Mitel PRODUCTS provide technical immunity from fraudulent intrusion or toll fraud, and VAR agrees to include in its agreement with its customer a warning concerning the possibility of toll fraud occurring and a written disclaimer regarding responsibility for same. VAR also agrees to follow the recommendations in the Mitel Technical Service Bulletin series entitled "PABX--CDE Programming Pertaining to Unauthorised Toll Calling Access".

         k) Security Interest/Set-off. VAR hereby grants to Mitel a purchase money security interest in all Mitel Products for which Mitel has not been timely paid either now possessed by VAR or hereafter acquired by VAR pursuant to this Agreement (the "collateral") and in the proceeds of the sale of Mitel PRODUCTS, as well as the proceeds of any insurance covering the collateral. VAR, likewise, grants a right of set-off to Mitel regarding any monies owed by Mitel to VAR.

         l) Product Demonstration Centre. VAR agrees to establish and maintain a Product Demonstration Centre, within each assigned PAR, that prominently displays and promotes Mitel Products. Mitel agrees to provide special pricing and terms to VAR from time to time to enable it to equip its Product Demonstration Centre with current products. VAR understands and agrees that it may not re-sell any Product obtained through this program or the program delineated in subparagraph 4 (x), above, regarding the Virtual Classroom Kit, without first offering, in writing, to sell the PRODUCT back to Mitel at the price originally paid to Mitel by VAR minus depreciation.

         m) Sales/Product Training. VAR agrees to have its sales staff participate in the sales

                                     Page 9                            June 2001
training Mitel makes available to VAR. VAR agrees to pay tuition costs and associated expenses for participation in these courses.

         n) Supply Summary Financial Information. VAR agrees to provide to Mitel such summary financial information as may be requested by Mitel, including without limitation, balance sheet/profit and loss statements, upon application to become a VAR and on an annual basis as requested by Mitel from time to time.

         o) Protect Confidential Information. VAR agrees to protect Mitel confidential information and not to disclose such to others or use such except for the purposes of this Agreement. Upon termination VAR likewise agrees not to utilise such information in a way that is not in the best interests of Mitel.

         p) Extend Mitel Warranty. VAR agrees to extend a substantially similar version of Mitel's Caribbean Product Warranty, attached hereto and incorporated by reference herein as composite SCHEDULE B, to and in favour of its customer(s), subject to the terms and conditions, disclaimers and limitations of liability stated therein. VAR agrees to incorporate said warranty along with the material terms, disclaimers, and limitations of liability of said warranty in its written agreement with its customer. VAR agrees to provide customer(s), at no charge to Mitel, with the warranty service inherent in honouring the aforesaid Mitel warranty.

         q) Insurance. VAR agrees to insure Mitel PRODUCT purchased hereunder from the point of receipt by carrier at Mitel plant, until an accepted installation at customer's site has been achieved, against loss by fire, theft, damage or other casualty, as well as to maintain products and public casualty liability insurance covering the sale and installation of the Mitel PRODUCT. Such insurance shall be in amounts acceptable to Mitel, and VAR agrees to provide Mitel with a true copy of a certificate of insurance evidencing such coverage upon Mitel's request.

         r) Indemnification. VAR agrees to indemnify, defend, and hold Mitel harmless from any and all costs, expenses, damages, and liabilities arising to Mitel as a result of a material breach of this Agreement by VAR or as a result of negligent acts or omissions of VAR in performing hereunder. Mitel likewise agrees to indemnify, defend and hold harmless VAR for any and all costs, expenses, damages, or liability arising to VAR from a material breach by Mitel of this Agreement, the terms and conditions of the Mitel Product Warranty, or the negligent acts or omissions of Mitel in performing hereunder.

         s) HCI/MiTAI RunTime License. VAR agrees to enter into the attached Tri-Party HCI/MiTAI RunTime License Agreement with Mitel and VAR's customer(s) in instances where VAR is providing to its customer(s) a software application program that requires Mitel's HCI/MiTAI interface to enable the said program to be run in conjunction with certain Mitel SX200 and/or SX-2000 PABXs (see a true copy of such Agreement at SCHEDULE J). VAR agrees to provide an executed copy of said Agreement at time of order.

         t) Purchases from Third Party. VAR agrees that it will procure all its new and/or used PRODUCTS solely and directly from Mitel itself. VAR may purchase used and/or refurbished PRODUCTS from Mitel or from a third-party for resale to an end-user so long as it abides by the CONDITIONS CONCERNING RESTRICTIONS ON USE OF SOFTWARE (see SCHEDULE B attached) including the provisions concerning sub-licensing. Mitel will not unreasonably withhold its consent to transfer software so long as the transferee agrees to execute and abide by an acceptable Sub-license and so long as the transferor agrees to comply with Mitel's software re-licensing policy. In no event, however, may VAR substitute new or unused software in a used and/or refurbished system without first obtaining Mitel's prior express written consent and without conspicuously disclosing to the end-user, in writing, whether or not the system is "like new", used, or otherwise.

         u) Out-Of-PAR and Web Advertising Policies. In addition to the information provided in paragraph # 1, above, "Appointment", and paragraph # 3, above, entitled "Territory", Mitel has further explained the Out-Of-PAR and Web Advertising Policies on Mitel On-Line. VAR agrees to review such policies and abide by them in all material aspects.

6. PRICE, ORDER ENTRY AND SHIPMENT TERMS AND CONDITIONS.

         a) Prices for Mitel PRODUCTS shall be as found on the electronically provide Mitel Caribbean Price List. Mitel reserves the right to make any desired changes to said (prices and/or

                                     Page 10                           June 2001
product) list by giving thirty (30) days prior written notice to VAR. VAR shall pay the prices set out in the Mitel Caribbean Price List less any applicable discounts as calculated by SCHEDULE D (VOLUME DISCOUNTS).

         b) VAR agrees to place orders on Mitel by written Purchase Order ("Purchase Order") for all Mitel PRODUCTS to be ordered directly from Mitel hereunder. Mitel VAR will be offered the option to order product ON-LINE during the contract year. Irrespective of VAR's Purchase Order, the parties agree to abide by the Terms and Conditions of Sale as set out in SCHEDULE K, attached hereto and incorporated by reference herein.

         c) VAR agrees that the SCHEDULE K Terms and Conditions of Sale shall take precedence over the terms and conditions of the Purchase Order in the event of a conflict, but that this Agreement shall prevail in the event of a conflict between it and either the Purchase Order or the SCHEDULE K Terms and Conditions of Sale. Mitel reserves the right to reject any Purchase Order, in whole or in part, or to decline to ship an accepted order should it feel insecure in VAR's ability to pay.

         d) Mitel also reserves the right to impose a minimum purchase amount per order of Two Hundred Dollars ($200) before taxes and net of all discounts or reductions.

         e) Mitel shall issue invoices to VAR for Mitel Product shipped to it hereunder which shall be due and payable thirty (30) days from their date, subject to paragraph 5(b) hereinabove. VAR shall pay to Mitel the full amount of the invoice on or before its due date. VAR's obligation to pay and Mitel's right to receive same shall be absolute and unconditional and not subject to reduction, set-off or abatement. If, at any time, in Mitel's judgement, VAR's financial condition and/or payment record makes Mitel feel insecure, Mitel may deny the further extension of credit, require C.O.D. or otherwise

         f) VAR shall notify Mitel within twenty (20) days from receipt of invoice of any errors on the invoice. Mitel may grant an extended payment term of ten (10) business days on the portion of the invoice which is in dispute; the remainder of the invoice shall be timely paid notwithstanding the extension.

         g) Mitel reserves the right to refuse to accept or process Purchase Orders from VAR when its account with Mitel is in arrears, and VAR hereby grants unto Mitel a lien on any Mitel Product being repaired by Mitel until the account is brought current.

         h) VAR shall pay all taxes, levies or duties now or hereafter imposed on the importation and/or sales and/or rendering of services with respect to Mitel Products.

         i) VAR shall have the right, in Mitel's reasonable discretion, to return unused Mitel Product, if that type of product is still in production, subject to a reasonable restocking charge at Mitel's then current published rate (which is currently twenty percent [20%] of list).

         j) VAR recognises and agrees that all prices shall be Ex Works Kanata. All prices are exclusive of any taxes or charges for insurance or freight, all of which are the obligations of VAR.

7. SHIPMENT, DELIVERY, TITLE, RISK OF LOSS, INSPECTION, AND CANCELLATION.

         a) Mitel shall use its best efforts to meet any requested delivery date (to the extent reasonable), but Mitel does not guarantee delivery by that date; and Mitel shall not be liable to VAR or any third-party (including, but not limited to, VAR's customer) for any loss or damage, whether direct, special, collateral, incidental, consequential or otherwise arising from any failure to ship any Mitel PRODUCTS, or any delay or errors in such shipment regardless of notice to Mitel of the possibility of such loss or damage. Each shipment shall be considered an independent and separate transaction, and payment therefore shall be made accordingly.

         b) Risk of loss for all purposes shall pass to VAR upon delivery of the Mitel PRODUCTS to VAR Ex Works Kanata. VAR agrees to pursue any claim for damaged product against the insurer and/or carrier as the case may be. Mitel shall offer reasonable support of VAR in its pursuit of same. Title to Mitel PRODUCT shall not pass to VAR until VAR has paid Mitel in full for such product.

         c) Within fifteen (15) days following date of shipment or ten (10) days following the date of receipt by VAR, whichever expires first, VAR agrees to inspect the Mitel PRODUCTS ordered and shall promptly notify Mitel, in writing, of any discrepancies or damages. Failure to so timely notify Mitel shall be conclusive proof that the Mitel

                                     Page 11                           June 2001

PRODUCTS were received by VAR as ordered and in good condition.

         d) VAR may cancel any or all portions of a Purchase Order upon a minimum of thirty (30) days prior written notice to Mitel in advance of the requested ship date. In the event Mitel ships any or all portions of a Purchase Order prior to receipt of the cancellation notice, then the purported cancellation notice shall have no force or effect. No cancellations are allowed on Purchase Orders within thirty (30) days of requested ship date. In the event VAR so cancels any or all portions of a Purchase Order, VAR agrees to pay a cancellation charge equal to twenty percent (20%) of the VARs cost of the item(s) cancelled, as liquidated damages, which shall constitute the entire liability of VAR to Mitel with respect to the cancellation.

8. PRODUCT WARRANTIES. Mitel agrees to provide VAR, on all Mitel PRODUCTS ordered to hereunder, its express limited product warranty as same may be amended from time to time (Product Warranty is provided to VAR electronically, see composite SCHEDULE B, attached, for the current version of said Warranty), subject to the conditions, disclaimers, and limitations of liability stated therein. VAR accepts said express limited warranty as its sole and exclusive remedy for defects in Mitel PRODUCT and agrees to the terms and conditions, disclaimers, and limitations of liability thereof.

9. PRODUCT SPECIFICATION CHANGES. Mitel reserves the right to make changes in the design or construction of any Mitel PRODUCTS as it deems necessary or desirable. Mitel will make a reasonable effort to provide prior notification to VAR of said changes. VAR agrees that Mitel shall incur no obligation to make any change whatsoever on product previously sold hereunder should it make a subsequent change nor shall any change create any implications whatsoever that any part manufactured or furnished without such change is in any way defective. Mitel agrees to provide reasonable notice of its intent to discontinue manufacture of a Mitel PRODUCT.

10. SOFTWARE LICENSE. Mitel hereby grants to VAR a non-exclusive license to use Mitel Software subject to the Terms and Conditions Concerning Use of Mitel Software. Such is provided electronically, a copy of which is attached hereto as composite SCHEDULE B. VAR agrees to abide by such terms and conditions. VAR also agrees to enter into a written sub-license with its customers regarding the use of Mitel Software, which is at least as protective of Mitel and the Mitel Software as the license hereby granted. A form of such sub-license approved by Mitel for use by VAR is attached hereto as SCHEDULE L. VAR recognises and understands that it receives no license from Mitel should it purchase new or unused software from a third-party and VAR agrees not to deal in such unlicensed software. Furthermore, Mitel reserves the right from time to time to distribute its software via Mitel On-Line and to the extent VAR downloads such for its business purposes it agrees to abide by the Software License contained herein in all respects. Likewise, VAR agrees that no additional warranty is offered by Mitel on software updates or maintenance releases and that such are provided "AS IS/WHERE IS".

11. PATENT OR TRADEMARK INFRINGEMENT.

         11.1 Mitel's Responsibilities to Defend. Mitel shall indemnify, defend, and otherwise hold VAR harmless from all cost, loss, damage, and liability arising from any proceedings brought against VAR to the extent such proceedings are based on a claim that the Mitel PRODUCTS furnished by Mitel and used within the scope of this Agreement infringe any Canadian an/or US patent or copyright or trademark in existence at the commencement of the term of this Agreement. Mitel shall defend any proceeding alleging such infringement, which is brought against VAR, and shall pay all costs and expenses incurred and satisfy all judgements and decrees against VAR in such proceedings, if (i) VAR notifies Mitel, in writing, within ten (10) business days of the date any such proceeding becomes known to VAR, (ii) VAR gives Mitel sole control of the defence thereof and all related settlement negotiations and (iii) VAR provides such assistance, information, and co-operation to Mitel as is reasonably requested.

         11.2 Mitel's Options. If any of the Mitel PRODUCTS becomes, or in the opinion of Mitel may become, the subject of such proceedings based upon infringement or in the event VAR or its customers are enjoined from their use of Mitel PRODUCTS due to such proceedings based upon infringement, Mitel shall have the following options:

                  (i) Render the Mitel Products non-infringing and capable of providing services as intended;

                                     Page 12                           June 2001

                  (ii) Procure for VAR the right to continue using the Mitel Products;

                  (iii) Replace the Mitel Products with non-infringing goods capable of providing services as intended; or

                  (iv) In the event that none of the foregoing options are technically or economically feasible, remove the Mitel Products and refund the purchase price thereof less depreciation for use, if any.

         11.3 Exclusions From Liability. Mitel shall have no liability for any such infringement proceedings, which is based upon:

                  (i) use, operation or combination of the Mitel PRODUCTS with non-Mitel supplied software, hardware, data or equipment if such infringement would have been avoided, but for such use, operation or combination;

                  (ii) use of the Mitel PRODUCTS other than in accordance with Mitel's standard specifications;

                  (iii) modification of the Mitel PRODUCTS by any party other than Mitel; or

                  (iv) marketing, distribution or use of the Mitel PRODUCTS other than as authorised herein or other than in a manner for which they were not designed.

         11.4 Limit of Mitel's Liabilities. The foregoing constitutes the entire liability of Mitel with respect to infringement of patents, copyrights, and trademarks, and other intellectual property rights by Mitel PRODUCTS purchased pursuant to this Agreement. Such liability does not include consequential, special or punitive damages, such as, without limitation, loss of actual or prospective profits, or loss of use, all of which are hereby expressly disclaimed. In no event shall Mitel's liability under this paragraph 11, as a result of any such proceedings being brought, exceed the amount paid by VAR to Mitel with regard to the particular transaction, which gives rise to the liability.

         If any infringement or suspected infringement of the intellectual property rights of Mitel in relation to the Mitel PRODUCTS or packaging of the Mitel PRODUCTS by any other company or person in the PAR shall come to the attention of VAR, VAR shall promptly give notice thereof in writing to Mitel.

12. INDUSTRIAL AND TRADE SECRETS.

         12.1 VAR Acknowledgement. VAR acknowledges that Mitel has developed and used valuable technical and non-technical information, inventions, copyrights, trade secrets and other confidential information, and the like (collectively hereinafter called "Confidential Information") in the development of the Mitel PRODUCTS. VAR shall use its best efforts to ensure that neither it nor any of its employees will convert to their own use or to the use of any other party any Confidential Information owned by Mitel, that is obtained by VAR by reason of this Agreement or otherwise. VAR agrees to use the same degree of care in protecting such Confidential Information, as it would use in protecting its own Confidential Information.

         12.2 VAR's Responsibilities & Limitations. Any Confidential Information shall be clearly and conspicuously marked by each party as Confidential Information. VAR shall not be liable for disclosure or use of Confidential Information marked as proprietary information as provided above which:

                  (i) Is or becomes legally available to the public from a source other than Mitel before or during the period of this Agreement;

                  (ii) Is released in writing by Mitel;

                  (iii) Is at any time developed by the other party completely independent of any such disclosure or disclosures.

                                     Page 13                           June 2001

13. INDEPENDENT CONTRACTORS. VAR's officers, employees or agents shall not be deemed officers, employees or agents of Mitel, and VAR shall not represent that its relationship with Mitel is other than that of an independent contractor. Nothing in this Agreement shall create in either party any right or authority to incur any obligations on behalf of, or to bind in any respect, the other party. The parties hereto agree that the arrangement created by this Agreement is not in the nature of a franchise, partnership, joint venture or agency. VAR agrees that there is no required payment to become a Mitel VAR and the purchase of any offering from Mitel is solely to promote and/or for the resale of Mitel PRODUCTS.

14. TERMINATION.

         14.1 Acknowledgement of Mitel's Marketing Needs. VAR fully understands the business necessity for Mitel to retain flexibility in Mitel's methods of selling, marketing, distributing, installing, maintaining, and servicing Mitel Products. Accordingly, VAR expressly recognises the valid business need for, and agrees to, the termination provisions set forth below.

         14.2 Termination Provisions. This Agreement may be terminated by Mitel in its entirety with ten (10) business day's notice in the event:

                  14.2.1 Insolvency or General Assignment for Creditors. VAR becomes bankrupt or insolvent; the filing by the VAR of a petition in bankruptcy; the making of an assignment for the benefit of creditors by the VAR; the appointment of a receiver or trustee for the VAR or for any assets of the VAR; or the institution by or against the VAR of any other type of insolvency proceeding under the Bankruptcy Act (Canada), the Company Creditors Arrangements Act (Canada) or otherwise. The term insolvent shall mean either inability of VAR to pay its bills as they mature or total liabilities exceed total assets. All calculations shall be determined in accordance with generally accepted accounting principles; or

                  14.2.2 Breach Of Representations And Warranties. VAR breaches any of its material representations and warranties or (except as provided in 14.2.3 below) any other term or obligation of this Agreement and fails to cure such within thirty (30) days of receiving written notice from Mitel regarding same in the event the breach is capable of being cured; or

                  14.2.3 Failure To Pay. VAR fails to pay in full all amounts due Mitel within sixty (60) days of invoice (not including invoices about which there is a reasonable dispute) except as expressly provided for under the terms and conditions of this Agreement or if Mitel, in good faith, believes and has commercially reasonable grounds to believe that the prospect of payment is or is about to be impaired; or

                  14.2.4 Attempt To Assign Or Transfer. VAR attempts to assign or transfer its rights or delegate, transfer or subcontract its obligations under this Agreement to a third party without the prior written consent of Mitel; or

                  14.2.5 Change Of Business Nature, Ownership Or Control. VAR notifies Mitel or Mitel becomes aware there is a material change in the nature or ownership of VAR or its parent or change of control of VAR or its parent during the term of this Agreement including, but not limited to, any change in which a competitor of Mitel becomes financially involved in the business of VAR or any change in which a majority of the stock or substantial portion of the assets of VAR are transferred in a transaction; or

                  14.2.6 Failure To Achieve Minimum Purchase Requirement (MPR). VAR fails to meet the Minimum Purchase Requirement of this Agreement during any annual period of this Agreement or renewal hereof (Mitel also reserves the right, in its discretion, to redefine the geographic area comprising the VAR's PAR, when the MPR has not been achieved, instead of terminating the entire Agreement).

                  14.2.7 VAR Applicability. VAR shall also be entitled to terminate this Agreement as if it were Mitel in the following sub-paragraphs:
12.2.1, 14.2.2, 14.2.4 and 14.2.5.

         14.3 Termination For Convenience. Either party may, upon the giving of ninety (90) days prior written notice, terminate this Agreement for its convenience without incurring any liability to the other except the obligation to meet all duties arising prior to said termination as well as adhere to those obligations which by their inherent nature are intended to survive termination.

         14.4 Post Termination Sales. The acceptance by Mitel of any Purchase Order from VAR or the sale of any Mitel PRODUCTS by Mitel to VAR after the expiration and/or termination of this

                                     Page 14                           June 2001

Agreement shall not be construed as a renewal or an extension, or as a waiver of termination of this Agreement, but in the absence of a new written Agreement, all such transactions shall be governed by the provisions of this Agreement with regard to the obligations of VAR to Mitel as stated in Paragraphs 5, 6, 7 and 8 above.

         14.5 Post Termination Rights & Responsibilities. Termination under this Agreement shall not affect the rights and obligations of the parties concerning orders accepted by Mitel prior to the effective date of the termination but in the case of a prior commitment arising as a result of VAR enrolling in the Software Migration Program, Mitel may elect, in its sole discretion, to return any monies pre-paid by the VAR and such election and refund shall have the effect of precluding VAR from receiving any new software loads from Mitel under such program given the fact that it is no longer an authorized VAR.

         14.6 Limitation Of Post Termination Liabilities. Mitel shall not, by reason of the termination or non-renewal of the VAR Agreement hereby created, be liable to VAR for recoupment, compensation, reimbursement or damages on the account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of VAR. VAR shall likewise have no such liability to Mitel. Likewise, VAR acknowledges that it will not be substantially affected in its business by any inability, upon termination or expiry of the Agreement, to obtain Mitel PRODUCTS beyond the term and scope provided for in the Post-Termination Support Services delineated in paragraph 14.8 hereinbelow.

         14.7 Obligations After Termination.

                  14.7.1 Payment To Mitel/Survival Of Obligations. Termination of this Agreement shall not relieve VAR of any obligations to pay Mitel for any amount payable for transactions prior to or after termination or of the duty to perform as agreed with regard to Paragraph 5, above, with reference to Mitel PRODUCTS purchased from and/or sold by VAR.

                  14.7.2 Fulfilment Of Orders. Mitel shall have no obligation to fill any orders for complete systems placed by VAR after the date of termination of this Agreement, whether previously quoted or otherwise.

         14.8 Post Termination Support Services. In the event of the termination, expiration and/or nonrenewal of this Agreement, for reasons other than VAR's material breach, bankruptcy or insolvency, Mitel shall make available to VAR, for a period of seven (7) years from the date of such termination, expiration and/or non-renewal that information and the spare parts (together herein referred to as "support materials") generally available to Mitel's VARs which would enable said former VAR to maintain and support its Mitel installed base as such base existed (site and system) as of the date of termination, expiration, and/or non-renewal. In no event may the former VAR purchase systems for such base, however, nor may it purchase new software loads introduced by Mitel after said termination occurs. These support materials will be made available at your then current/password protected subsection of the Mitel Caribbean List Price and in accordance with Mitel's then standard terms and conditions, but former VAR will not be eligible to take advantage of any discounts (volume or functional). Likewise, this section does not give VAR a right to participate in any Mitel Marketing Programs and/or Special Promotions (e.g., see paragraph 4 above). This provision also does not give VAR a right to purchase new products (including new software releases) added to Mitel VAR Price List after the termination, expiration and/or non-renewal of this VAR Agreement. Termination, expiration and/or non-renewal is also agreed to eliminate the right of VAR to any benefits it would have been eligible to utilize in any new term or extension of the contract had cessation of the contract not transpired. Termination, expiration and/or non-renewal is also agreed to eliminate the right of VAR to any benefits it would have been eligible to utilize in any new term or extension of the contract had cessation of the contract not transpired.

15. MISCELLANEOUS.

         15.1 Force Majeure. Neither Mitel nor VAR shall be deemed to be in default of any provision of this Agreement for failures in performance resulting from acts or events beyond its reasonable control; such acts shall include acts of God, accidents, civil disturbances, strikes, lightning, fires, floods or other natural catastrophes, or other force majeure events beyond the reasonable control of such non-performing ply.

         15.2 Governing Law and Venue. This Agreement shall be interpreted in accordance with laws of the Province of Ontario and the laws of

                                     Page 15                           June 2001

Canada applicable therein and venue is agreed to be in the Province of Ontario.

         15.3 Severability. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unenforceable by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

         15.4 Merger. All understandings and agreements heretofore made between the parties are merged into this Agreement which alone fully and completely expresses the Agreement of the parties with respect to the subject matter hereof.

         15.5 Amendment. This Agreement shall not be amended or modified except in writing and signed by the parties hereto.

         15.6 Headings. All headings and captions contained herein are for convenience and ease of reference only, and are not to be considered in the construction or interpretation of any provision of this Agreement.

         15.7 Paragraphs. Numbered or lettered sub-paragraphs, paragraphs, and schedules contained in this Agreement refer to sub-paragraphs, paragraphs, and schedules of this Agreement.

         15.8 Notices. Any notice required or permitted to be given to VAR or Mitel shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by facsimile addressed to the President of the VAR or the Mitel Director of Marketing, as the case may be, at its principal place of business as indicated on the front page of this Agreement. Any notice shall be deemed to have been given on the date on which it was delivered at such address and if mailed shall be deemed to have been given on the fourth business day next following the date on which it was mailed. Any notice transmitted by facsimile shall be deemed given and received on the date of such transmission if received within the normal business hours of the recipient and on the first business day after its transmission if it is received after the end of such normal business hours on the date of its transmission.

         15.9 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute the same instrument.

         15.10 Waiver. Any failure by either party to enforce any right hereunder shall not constitute a waiver of such right. Each party may waive its rights hereunder only by execution of a written instrument expressly waiving such right.

         15.11 Intent. It is the intent of the parties to create a binding, legally enforceable contract as to all items discussed herein.

         15.12 Consequential Damages. In no event shall either party be liable to the other or to any third party for special, incidental, indirect, or consequential damages (including, but not limited to, loss of use, loss of profits or downtime), whether Mitel Products sold hereunder are still in warranty or are out of warranty, when the dispute arises. The parties hereto acknowledge a good faith duty to work with each other to help solve legitimate end-user problems.

         15.13 Publicity. Any publicity regarding this Agreement shall be achieved only by mutual consent of the parties. Any such publicity shall be in the form of a general announcement only. The specific terms shall be held in strict confidence.

         15.14 Confidentiality. The parties hereto agree to maintain the confidentiality of the terms and conditions of this Agreement.

         15.15 Authorisation of Execution. The party signing on behalf of VAR represents and warrants that he/she has all necessary corporate authority to legally bind VAR to this Agreement. At the request of Mitel, VAR shall provide a Board of Directors' Resolution authorising execution of this Agreement. This Agreement shall not be binding on Mitel unless signed by a corporate officer of Mitel.

         15.16 Toll Fraud Disclaimer/Warning. Mitel disclaims any express or implied condition or warranty that its equipment is technically immune from or prevents fraudulent intrusions into and/or unauthorised use of the system (including its interconnection to the long distance network). VAR is hereby warned that fraudulent use of the system, including but not limited to DISA, auto-attendant, voice mail, 800, 888 and 900 service, as well as 10XXX and 10XXXXX, is possible, and VAR agrees to warn its customers of such. Mitel reserves the right to publish such bulletins electronically.

         15.17 Invasion of Privacy Disclaimer/Warning. Mitel hereby disclaims any

                                     Page 16                           June 2001
express or implied condition or warranty that its equipment is technically immune from or prevents unlawful and/or unauthorised utilisation that may result in invasion of one's right to privacy. Mitel hereby warns VAR that such is possible, and VAR agrees to warn its customers of such.

         15.18 No Intent To Create Third-Party Beneficiary Status. The parties understand and agree that this Agreement is for their own respective benefit only, and it is not intended to and does not create third party beneficiary status on any other person or entity whatsoever, including, but not limited to, customer (end-user).

         15.19 Provisions Of Law. Each party agrees to abide by all laws and regulations, which affect the duties and obligations of the parties hereunder.

         15.20 Loss Or Theft Of Data. Mitel hereby disclaims any express or implied warranty that its equipment is technically immune from or prevents improper, unlawful and/or unauthorised utilisation that may result in the loss of or theft of electronic data. Mitel hereby warns VAR that such is possible, and VAR agrees to warn its customers of the possibility.

         15.21 Assignment. VAR shall not assign or transfer this Agreement, in whole or in part, without the prior written consent of Mitel, which consent shall not be unreasonably withheld. Mitel shall have the right to assign this Agreement to any Mitel subsidiary or affiliated company, or to any third party in connection with the transfer of all or substantially all of the assets of the business unit relating to this Agreement, or the sale or transfer of the voting stock or shares of Mitel resulting in a change in its effective control.

         15.22 Record a Call Feature. Mitel hereby makes VAR aware that the "Record a Call Feature" has legal implications as outlined in the Mitel technical documentation. Record a Call does not provide a warning tone, therefore, end users should indicate verbally that the call is being recorded when activating this feature. VAR agrees to warn its end-user customers of this matter during its training sessions and to pass on the pertinent documentation warnings and disclaimers concerning such in order to comply with the laws of the pertinent jurisdiction(s) involved. Mitel disclaims any responsibility for improper use of this feature.

         15.23 External Listen & Music On-Hold. The External Listen feature contained in the March Networks 3100 ICP product may violate state or federal statutes including, without limitation, criminal law, or privacy legislation. VAR is hereby warned to check local laws to ensure that use of this feature does not contravene any such statutes and to properly warn its end-user customers of such. Mitel disclaims any responsibility for improper use of this feature.

                                     Page 17                           June 2001

16. ELECTRONIC MAIL AND INTERNET CONNECTIVITY. VAR must possess the capability to communicate via Electronic mail, and to connect to the Internet so that Mitel will be able to provide at no charge to the VAR access to the following electronically: Sales and Product Bulletins, Sales Collateral, Configuration Tools, Marketing Newsletters, Press Releases, Price Bulletins, and any other items deemed fit by Mitel. Electronically provided collateral materials will be updated by Mitel on a continual basis. It is the responsibility of the VAR to update its staff with current literature and sales tools. Should the VAR experience difficulty in accessing the Internet, Mitel will provide the VAR access to printed copy of above literature for a period of time but Mitel reserves the right upon thirty (30) days prior written notice to charge a reasonable fee for such. Mitel may from time to time provide glossy sales brochures in hard copy.

17. MITEL PASSWORDS. It is the obligation of VAR to keep all electronic password(s) provided by Mitel confidential at all times. It is also the obligation of the VAR to notify Mitel immediately when an employee of VAR who had access to an assigned Mitel password is terminated or changes status. Likewise, VAR agrees to notify Mitel when it hires a Mitel certified technician or the employment of a Mitel certified technician has terminated. All such notifications should be made to: Mitel Distribution Marketing at (613) 592-2122.

18. SOFTWARE AND SOFTWARE TOOLS. VAR acknowledges that Mitel develops and distributes part of its communications via electronic Bulletin Boards, the Internet, or by diskette via the Canadian mail. Mitel uses the following software, among others to accomplish this task: Microsoft (MS) Word, MS Excel, or MS PowerPoint. VAR will at its own expense, make available for its own use, software that is the functional equivalent of or otherwise compatible with such software programs.

19. ATTORNEY FEES. In any dispute hereunder, the prevailing party shall be entitled to reasonable attorney fees and costs.

20. VAR BENEFIT HANDBOOK. Mitel provides VAR with the VAR Benefit Handbook via Mitel On-Line. A hard copy is also available upon request. Mitel reserves the right to amend, revise, or modify the benefits offered to VAR as described therein but Mitel agrees not to make a material change to such without giving VAR at least thirty (30) days advanced written notice of same and such change shall not apply retroactively.

IN WITNESS WHEREOF, the parties indicate their agreement to the foregoing by the signatures of their proper signing officers the day and year first above written.


      MITEL NETWORKS CORPORATION                         CORTELCO SYSTEMS, PR, INC.
By:       /s/ Steve Grassie                         By:        /s/ Jose Antonio Alvarez

Printed                                             Printed
Name:     Steve Grassie                             Name:      Jose Antonio Alvarez

Title:    V. P. Sales                               Title:     Executive V.P. Operations


          WITNESS/ATTEST:                                      WITNESS/ATTEST:

By:                                                 By:
          Corporate Secretary/Witness Signature                Corporate Secretary/Witness Signature

                                     Page 18                           June 2001

                                   SCHEDULE A
                         PRIMARY AREA OF RESPONSIBILITY
                                       AND
                       MINIMUM ANNUAL PURCHASE REQUIREMENT

Each VAR's PAR is negotiated on a case-by-case basis. The actual PAR, therefore, that makes up this schedule will be provided after the negotiation and upon execution of the contract and will constitute the agreed upon PAR(s).

Please use the following worksheet to determine your PAR and your Minimum Purchase Requirement (MPR):

Date: ___________________ VAR Name:  CORTELCO SYSTEMS, PR, INC.

AE:

         DESCRIPTION                    PAR SEGMENT               PAR SEGMENT CLASS                   MPR
         PUERTO RICO                                                                               $325,000







TOTAL ANNUAL MPR:  $325,000

After reviewing with your AE, fill in the above chart with your selected PAR segment(s), Please initial where indicated and remit with your signed contract.


----------------
VAR's Initials

                                     Page 19                           June 2001

                                   SCHEDULE B
                           CARIBBEAN PRODUCT WARRANTY
                                 FOR MITEL VARS


a. Mitel warrants that its private branch exchange (pbx) customer premises switches (including its new VOIP version) as well as its voice-mail and messaging offerings, (hereinafter "PRODUCTS"), except the firmware and software program components thereof, will, if delivered by VAR to the end-user in undamaged condition, be free from defects in material and workmanship under normal use and service for a period of fifteen (15) months from the date of shipment by Mitel to VAR.

b. Mitel likewise warrants that the software and firmware program components (including the media itself) of all PRODUCTS, to the extent such are utilized to provide an operating system or an embedded application ("inside the skins") for a Mitel pbx or Mitel voice mail or messaging offering, will likewise perform for fifteen (15) months from the date of shipment from Mitel factory, substantially in conformity with the Mitel provided technical documentation (functional and operating specifications) that Mitel publishes regarding same (end-user reference and operating manuals and guides relating to the program).

c. Mitel likewise warrants that the software and firmware program components of its PRODUCTS, to the extent such are utilized to provide an external (peripheral) operating system or an external (peripheral) application for a Mitel pbx and/or voicemail or messaging offering will perform for a period of either one hundred twenty (120) days from the date of shipment or ninety (90) days from the date VAR cuts over the PRODUCT, whichever is sooner. The software and firmware media for such will nevertheless be warranted for fifteen (15) months from the date of shipment from the Mitel factory.

d. MITEL DOES NOT, HOWEVER, WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE AND FIRMWARE PROGRAMS AS DESCRIBED IN SUBPARAGRAPHS b) AND c) ABOVE, WILL SATISFY VAR PARTICULAR PURPOSE AND/OR REQUIREMENTS OR THAT THE OPERATION OF THE PROGRAM WILL BE UNINTERRUPTED OR ERROR FREE.

e. Notwithstanding anything hereinabove to the contrary, any third-party developed and licensed software that is not branded by Mitel as a Mitel PRODUCT or any non-Mitel developed software that is included with a PRODUCT in an unmodified condition under license from a third-party (e.g., TASKS programs, a Microsoft program or Novell program) carries just the warranty of the Licensor which Mitel will pass through to the VAR. SUCH A NON-MITEL PROGRAM IS NOT SEPARATELY WARRANTED BY MITEL.

f. Mitel shall incur no liability under this warranty and this warranty is voidable by Mitel (a) if the PRODUCT is used other than under normal use, if the PRODUCT is not properly serviced and maintained by certified technicians and if the PRODUCT is not maintained under proper environmental conditions, (b) if the PRODUCT is subject to abuse, misuse, neglect, flooding, fire, lightning, power surges or "dirty" power, third-party error or omission, acts of God, damage or accident, (c) if the PRODUCT is modified or altered (unless expressly authorized in writing by Mitel), (d) if the PRODUCT is installed or used in combination or in assembly with products not supplied or authorized by Mitel and/or which are not compatible with or are of inferior quality, design or performance to Mitel or Mitel supplied PRODUCTS so as to cause a diminution or degradation in functionality, (e) if there is a failure to follow specific restrictions in operating instructions or (f) if payment for PRODUCT has not been timely made.

g. The sole obligation of Mitel and the exclusive remedy and recourse of VAR under this warranty, or any other legal obligation, with respect to PRODUCT, including hardware, firmware, and software media, is for Mitel, at its election, to either repair and/or replace the allegedly defective PRODUCT or component(s) thereof and return (prepaid) same (if necessary), or grant a reimbursement credit with respect to the PRODUCT or component. With regard to a software program design defect, however, to the extent it prevents the program from providing specified functionality and/or operating as intended by Mitel, is service affecting, and prevents beneficial use of the product, Mitel does undertake to use its best efforts to devise a suitable corrective solution to the problem within a reasonable period of time; should said action, however, not substantially resolve the problem, then Mitel reserves the right to incorporate such solution in a new release ("stream") of software. The above,

                                     Page 20                           June 2001
with regard to a software design defect, likewise, constitutes the sole obligation of Mitel and exclusive remedy of VAR hereunder with respect to PRODUCT.

h. The responsibility of Mitel to honor the express limited warranty stated above also shall be predicated on receiving timely written notice of the alleged defect(s) with as much specificity as is known within thirty (30) calendar days of the malfunction or by the expiration of the warranty period (plus thirty [30] calendar days), whichever occurs first. Mitel shall further have the right to inspect and test the PRODUCT to determine, in its reasonable discretion, if the alleged malfunction is actually due to defects in material or workmanship caused by Mitel. Unless waived by Mitel, VAR agrees to return (prepaid) the allegedly defective PRODUCT or component to Mitel for inspection and/or testing, and, if appropriate, for repair and/or replacement.

i. THE ABOVE EXPRESS LIMITED WARRANTY IS IN LIEU OF ALL OTHER CONDITIONS AND WARRANTIES, EXPRESS OR IMPLIED, FROM MITEL (INCLUDING ITS PARENT) AND THERE ARE NO OTHER WARRANTIES WHICH EXTEND BEYOND THE FACE OF THIS WARRANTY. ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE RELATING TO USE OR PERFORMANCE OF THE PRODUCT, INCLUDING ITS PARTS, ARE HEREBY EXCLUDED AND DISCLAIMED.

j. IN NO EVENT SHALL MITEL (INCLUDING ITS PARENT) UNDER ANY CIRCUMSTANCES, BE LIABLE FOR NOR SHALL VAR (DIRECTLY OR INDIRECTLY) BE ENTITLED TO ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES AS A RESULT OF THE SALE OR LEASE OF PRODUCT, INCLUDING BUT NOT LIMITED TO FAILURE TO TIMELY DELIVER THE PRODUCT OR FAILURE OF PRODUCT TO ACHIEVE CERTAIN FUNCTIONALITY, OR ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCT, IN WHOLE OR IN PART AND INCLUDING BUT NOT LIMITED TO LOSS OF PROFIT, LOSS OF USE, DAMAGE TO BUSINESS OR DAMAGE TO BUSINESS RELATIONS. MITEL SHALL NOT BE LIABLE FOR PERSONAL INJURY OR PROPERTY DAMAGE UNLESS CAUSED SOLELY BY MITEL'S NEGLIGENCE.

SX-200 & SX-2000 EXTENDED LIMITED HARDWARE WARRANTY

Mitel now offers an extended limited warranty on the SX-200 and SX-2000 hardware at no additional charge to VAR provided VAR registers its purchases with Mitel in accordance with the terms and conditions of the program as described below. The warranty period will be extended from fifteen (15) months to sixty (60) months upon acceptance by Mitel and the warranty will be subject to the same language (except for a longer term) and conditions as the regular fifteen (15) month hardware only warranty as noted above. Below please see the form for registration (via Mitel On-Line) of the extended hardware warranty and acknowledgment thereof.

                       ACKNOWLEDGEMENT OF REGISTRATION AND
                    ISSUANCE OF EXTENDED WARRANTY CERTIFICATE
                      TO __________________________________
                           (insert name of dealership)

This document constitutes Mitel's recognition that you have an additional forty-five (45) month hardware only express limited warranty on the below listed component parts at the below-noted customer site subject to the terms and conditions, warnings, disclaimers, and limitations of liability as fully described in your expressed limited warranty from Mitel which is incorporated in your authorized agreement with Mitel which is incorporated by reference herein, in haec verba:

Product #                                 Serial #
---------                                 --------




                                     Page 21                           June 2001

Customer Name:
                           ----------------------------------------------------

Installed Site Address:
                           ----------------------------------------------------

Installed Site Phone #
                           ----------------------------------------------------

The above-noted express limited extended hardware warranty is only granted to the named VAR and is not transferable or assignable without Mitel's prior express written consent

Should your above-noted location need to relocate the warranted part(s), you must re-register the new site for the warranty to remain in full force and effect. Mitel is under no obligation to honor the said warranty should the registered parts be presented for repair, replacement or refund by any third-party (e.g., an end-user or another interconnect).

The above-noted warranty is only valid so long as the VAR continues to be an authorized Mitel VAR with respect to the products in question. Upon termination for cause of the authorized agreement, the said warranty shall terminate and be of no further force or effect whatsoever. Upon non-renewal, expiration or termination other than for a declared material breach in Mitel's reasonable discretion, however, Mitel will duly honor the remainder of the said warranty.

Please note registration for the limited extended hardware warranty must be completed within sixty (60) days of shipment from Wholesale Distribution and/or Mitel.

For eligible products that are being manufacturer discontinued by Mitel, VAR will be provided the opportunity to register for the limited extended hardware warranty for sixty (60) days after the last day to order from Mitel. Any manufacturer discontinued products that are purchased after sixty (60) days from the last day to order from Mitel will no longer be eligible for the limited extended hardware warranty.

Should Mitel hereafter discover that the information provided by you is incorrect in any material respect, the said warranty shall become void ab initio.

You agree during the term of your authorized agreement and for any period thereafter that the warranty is honored by Mitel, as aforesaid, to continue providing all necessary warranty service, with respect to diagnosing, de-installing, shipping, receiving, re-installing any warranted parts found to be defective in material or workmanship during the warranty term. You likewise agree to continue providing routine maintenance and to assure the equipment is only operated under proper environmental conditions with specified electrical power flow.

You also agree that the warranty will not be honored if the parts are subjected to abuse, misuse or neglect, et cetera, as determined in Mitel's reasonable discretion and that normal wear and tear is not being warranted by Mitel in any event.

Agreed:                                               *
         --------------------------------------------

Printed Name:
                    ------------------------------------------

Title:
                    ------------------------------------------

Dated:
                    ------------------------------------------

* (Authorized VAR must sign and return a printed hard copy of this Certificate to Mitel Networks Corporation @ 350 Legget Drive, Kanata, Ontario, Canada, K2K 2W7 or via fax (613) 592-4784, to the attention of Channel Marketing (Five Year Warranty Registration) in order to complete the Registration process).

                                     Page 22                           June 2001

                   CONDITIONS CONCERNING USE OF MITEL SOFTWARE

a. VAR receives no right to use any Mitel Software except by the grant of an express written license from Mitel as delineated in the underlying Agreement. VAR agrees to use the Mitel Software only in conjunction with the Mitel PRODUCTS with which it is intended to operate. VAR agrees that all Mitel Software shall be treated as the exclusive property of Mitel or its suppliers, as appropriate, and a proprietary trade secret of Mitel or its suppliers, as appropriate. VAR shall take those steps as may be necessary to hold the Mitel Software in confidence for the benefit of Mitel or its suppliers, as appropriate VAR shall not provide or make the Mitel Software available to any person other than its employees on a "need to know" basis and shall issue adequate instructions to those persons necessary to satisfy VAR's obligations under this provision.

b. VAR shall not execute, use, copy, alter or modify the Mitel Software (except for making a backup copy) or take any action inconsistent with the exclusive ownership interest of Mitel or its suppliers, as appropriate, in the Mitel Software. VAR shall not decompile, reverse assemble, analyze or otherwise examine for reverse engineering purposes the Mitel Software, in whole or in part, or any firmware implementation of the Mitel Software. VAR may not sub-license the Mitel Software, in whole in or part, without first assuring that its sublicensee agrees, in writing, to adhere to the terms hereof. VAR may only use the Mitel Software in conjunction with the Mitel equipment configuration on which the Mitel Software may be executed and at the originally installed site without obtaining written permission otherwise from Mitel; such permission shall not be unreasonably withheld. Upon termination of this license, VAR shall deliver to Mitel all material supplied by Mitel pertaining to the license.

c. During the term of this Agreement, and when not in default or breach hereunder, VAR shall have the right to sublicense the Mitel Software to its customers subject to the terms hereof and only for the operation by its customers of associated Mitel PRODUCTS. VAR agrees to take prompt steps to terminate any sublicense granted hereunder by VAR under direction from Mitel if its customer fails to comply with the terms of such sub-license and does not cure such failure within ten (10) days written notice from VAR.

                          TOLL FRAUD DISCLAIMER/WARNING

Mitel disclaims any express or implied warranty that its equipment is technically immune from or prevents fraudulent intrusions into and/or unauthorized use of the system (including its interconnection to the long distance network). VAR is hereby warned that fraudulent use of the system, including but not limited to DISA, auto-attendant, voice mail, 800, 888, 900, and 10XXX service, is possible, and VAR agrees to warn its customers of such. Mitel also warns VAR that while telecommunications systems are not immune from toll fraud by an intervening criminal act, that Mitel has published a Technical Service Bulletin entitled "PABX-CDE Programming Pertaining to Unauthorized Toll Calling Access", which, if its recommendations are properly followed, will help minimize the threat of fraudulent intrusion into the system for the purpose of gaining access to a long distance line.

                               INVASION OF PRIVACY
                               DISCLAIMER/WARNING

Mitel hereby disclaims any express or implied warranty that its equipment is technically immune from or prevents unlawful and/or unauthorized utilization that may result in invasion of one's right to privacy. Mitel hereby warns VAR that such is possible, and VAR agrees to warn its customers of such.

                              LOSS OR THEFT OF DATA

Mitel hereby disclaims any express or implied warranty that its equipment is technically immune from or prevents improper, unlawful and/or unauthorized utilization that may result in the loss of or theft of electronic data. Mitel hereby warns VAR that such is possible, and VAR agrees to warn its customers of such.

                              RECORD A CALL FEATURE

Mitel hereby makes VAR aware that the "Record a Call Feature" has legal implications as outlined in the Mitel technical documentation. Record a Call does not provide a warning tone, therefore, end users should indicate verbally that the call is being recorded when activating this feature. VAR agrees to warn its end-user customers of this matter during its training session and to pass on the pertinent


                                    Page 23
                                                                       June 2001
documentation warnings and disclaimers concerning such.

                         EXTERNAL LISTEN & MUSIC ON HOLD

The External Listen feature contained in the March Networks 3100 ICP product may violate provincial, state, or federal statutes including without limitation criminal, or privacy legislation. VAR, and customer are hereby warned to check local laws to ensure that use of this feature does not contravene any such statutes.



-----------------
VARs Initials


                                    Page 24
                                                                       June 2001

                                   SCHEDULE C
                   ELITE VAR PROFESSIONAL SERVICES REQUIREMENT
             FOR SALE OF MARCH NETWORKS 3200 ICP/3300 ICP PRODUCTS.

1. GENERAL. Should Elite VAR wish to be able to purchase the March Networks 3200 ICP and 3300 ICP PRODUCTS they will be required to comply with the following requirements:

         a) Elite VARs will be required to purchase certain services from Mitel's Professional Services Group in order to distribute the March Networks 3200 ICP and/or 3300 ICP PRODUCT families. Elite VAR understands and agrees that this requirement is based on the need for certain technical certification, skills and experience (e.g. MCSE and LAN certification) in order to be able to properly sell, install and maintain the March Networks 3200 ICP and 3300 ICP PRODUCTS.

         b) Elite VAR must order the "VOIP Readiness Services Package (part # 53000290)" on the same Purchase order as the March Networks 3200 ICP PRODUCT (Mitel will define the Services Package Part number for the March Networks 3300 ICP PRODUCTS in conjunction with the general availability of the PRODUCT.

         c) The Services Package will be valid for a single-site non-networked 3200 ICP Product Installation. Multi-site and/or networked installations will require a separate statement of work and services engagement. Elite VAR will contact the Mitel Professional Services organization to initiate the multisite service engagement.

         d) Elite VAR will be required to meet the March Networks 3200 ICP / 3300 ICP technical training requirements prior to ordering the PRODUCTS from Mitel Customer Service.

         e) The Services Package is nondiscountable, but it is eligible for MPR crediting.

         f) Upon Receipt of the Purchase order from the Elite VAR, the Mitel Customer Services Group will contact the Mitel Professional Services organization to initiate the service requirement.

         g) Mitel IP Phone sets, applications and spare parts may be purchased without utilising the Services Package, however,

21. VOIP Readiness Services Description. The following is the description of the VOIP Readiness Services Package. The part number can be found in the Mitel VAR price list under the professional services section, which is available in Mitel On-Line.

         *  PART NUMBER            53000290
            DESCRIPTION            VOIP READINESS
                                   SERVICES PACKAGE
            PRICE                  $2,875 CANADIAN
                                   (NON-DISCOUNTABLE)

DETAILED DEFINITION:

Mitel Networks' VOIP Readiness Services Package includes a combination of pre-sales support, coupled with network assessment and design services, to help assure a properly designed, configured and implemented solution for single-site, non-networked March Networks 32001CP sales.

Pre-Sales Support - Your Mitel Account Executive and Sales Engineer will work closely with you to help assure that all special VOIP considerations are reviewed and to configure the appropriate March Networks IP solution.

Network Assessment - Our VOIP experts will assess the suitability of the existing LAN infrastructure to support the proposed March Networks IP solution. Included with this assessment is an engineering-level recommendation outlining the network upgrades that may be required to assure relatively seamless VOIP integration.

Network Design - Building on the Network Assessment, our next step is to define the network structure that will fit your proposed March Networks IP solution. We will provide written recommendations that outline the placement and specifications of all network elements.


                                    Page 25
                                                                       June 2001

*The previous part number is non-discountable and subject to change as defined in the underlying agreement. Mitel may define a new Services Package for the March Networks 3300ICP PRODUCT.


                                    Page 26
                                                                       June 2001

                                   SCHEDULE D
                             VOLUME BASED DISCOUNTS


VAR's Discount for the Mitel PRODUCTS listed in the Mitel Caribbean Price List will be pre-determined by the VAR's historical Mitel sales volume production as recorded by Mitel for the previous twelve (12) months as it relates to the Volume Discount Table illustrated below. This calculation will equate to VAR's "Annual Sales Discount Objective". If VAR has less than one (1) year of sales history with Mitel, the "Annual Sales Discount Objective" will be based on qualifying sales (in Mitel's discretion) of the telecommunications products of others. If VAR is new and has no sales history, the "Annual Sales Discount Objective" will be based on reasonable sales projections as agreed upon by Mitel and VAR. VAR's Discount (herein called "Assigned Discount") for the agreed Annual Sales Discount Objective will initially be subject to increase or decrease as stated below.

Mitel reserves the right on a quarterly basis to review the Assigned Discount based on the results of a review of the VAR's Product Purchases. If Mitel determines, in its discretion, that based upon the prior quarter's performance of the VAR that the VAR will not achieve its Annual Sales Discount objective, Mitel shall adjust the Assigned Discount in accordance with the Volume Discount Table which replacement Assigned Discount shall apply for the succeeding Quarter and so on. Mitel shall, likewise, increase the discount on a quarterly basis to the extent justified. To the extent VAR fails to meet or exceed its discount objective for the preceding quarter, Mitel also reserves the right, in making the downward adjustment for the ensuing quarter, to include the unearned discount received the previous quarter and/or quarters in the calculation in such a way as to recapture the shortfall.


                              VOLUME DISCOUNT TABLE

        TIER            PURCHASES ($000S)               DISCOUNT
        ----            -----------------               --------
          I                  0 - 99.9                       3%
         II                100 - 299.9                      8%
         III               300 - 599.9                     12%
         IV                600 - 999.9                     16%
          V                1.0 - 1999.9                    18%
         VI                   2.0+                 Open See Mitel SAE

                                                                       June 2001

Mitel reserves the right to off-set credits against any past due accounts receivable owed to Mitel such that discounts or credits are issued only for purchases made and timely paid for. Currently, discounts shall be applied toward and issued against all CPE and/or CTI equipment, applications, and peripherals, but not for remanufactured/refurbished or PRODUCTS identified as Non-Discountable in the Mitel Caribbean Price List. Sales volume shall be based on Mitel Caribbean Price List. Sales volume, however, will not include and be net of any applicable sales, excise, use, GST, or similar taxes for purposes of calculating the discount. Discounts will apply against purchases at the time they are shipped.


----------------------
VAR's Initials



                                    Page 28
                                                                       June 2001

                                   SCHEDULE E
                      BI-LATERAL SOFTWARE LICENSE AGREEMENT
      FOR SX-2000 / MARCH NETWORKS 3200 ICP MSDN AND/OR MSAN CONFIGURATION


AGREEMENT entered into by and between MITEL NETWORKS CORPORATION ("Mitel") and CORTELCO SYSTEMS, PR, INC., a Mitel VAR ("VAR") this _____ day of _________________, 2001, by and between MITEL NETWORKS CORPORATION, having its principal place of business at 350 Legget Drive, Kanata, Ontario, K2K 2W7a Canadian corporation (hereinafter referred to as "Mitel") and CORTELCO SYSTEMS, PR, INC., a(n) ________________________ corporation with its principal place of business located at P.O. BOX 363665, SAN JUAN, PUERTO RICO 00936-3665 (hereinafter referred to as "VAR").

WHEREAS, VAR is desirous of obtaining preferential pricing from Mitel with respect to the installation of an SX2000 Mitel Superswitch Digital and/or Analog Network ("MSDN" or "MSAN") in addition Mitel may choose to offer preferential pricing with respect to the installation of a March Networks 3200 ICP Network ("MSDN" or "MSAN"); and

WHEREAS, VAR agree that Mitel is relying to its detriment on the representation of VAR with respect to the fact that the SX-2000 and/or March Networks 3200 ICP systems to be utilized pursuant to this Agreement are to be used exclusively in an MSDN and/or MSAN configuration; and

WHEREAS, VAR agrees that if said MSDN and/or MSAN configuration is not completely installed within six (6) months from the date of the cutover of the first Site of the network as per the MSDN and/or MSAN Network Configuration Schedule attached hereto and incorporated by reference herein as Exhibit A, then Mitel reserves the right and VAR agrees that Mitel shall have the right to audit the network configuration as actually installed and to charge VAR additional monies for the SX-2000 / March Networks 3200 ICP systems actually purchased and installed as part of the MSDN and/or MSAN Configuration; and

WHEREAS, VAR agrees that VAR shall be responsible to Mitel to re-license (at the then current list price), any software removed from the MSDN and/or MSAN Configuration as defined in the Mitel Software relicensing policy, which is available on Mitel On-Line.

NOW, THEREFORE, in consideration of the mutual covenants flowing by and between the parties hereto and other good and valuable consideration, the parties, intending to be bound, hereby agree, in writing, as follows:

1. The above recitals are true and correct and are incorporated by reference herein.

2. VAR warrants and represents that the attached Exhibit A MSDN and/or MSAN Configuration is a true and accurate depiction of the network VAR intends to install and maintain within the next six (6) months.

3. Mitel hereby grants VAR, a perpetual, paidup, non-transferable, non-exclusive limited license to utilize the SX-2000 and/or March Networks 3200 ICP LIGHTWARE as described in Exhibit A within the MSDN and/or MSAN Configuration as reflected in Exhibit A. VAR agrees that all such software shall be treated as the copyrighted, exclusive property of Mitel and as proprietary and confidential information of Mitel. VAR agrees not to alter, modify, reverse engineer, decompile, reverse assemble or copy (except for archival purposes as permitted by Canadian Copyright Law) said software. VAR agrees to sublicense such software to its end-user customer on terms and conditions, disclaimers and limitations of liability substantially similar to those of this Agreement.

4. Mitel hereby warrants such LIGHTWARE to VAR, as per the Mitel Caribbean Product Warranty incorporated by reference within the underlying agreement in Schedule B, subject to its terms and conditions, disclaimers and limitations of liability and VAR accepts such as its sole remedy.

5. Customer and VAR agree that Mitel may exercise its right to charge VAR additional monies if the network as described in the Exhibit A MSDN and/or MSAN Configuration is not installed to the extent and within the period of time as promised. Likewise, VAR agrees to adhere to the Mitel relicensing policy, which is available on Mitel On-line or acquire (at the then current list price for the said software) any software necessary for the


                                    Page 29
                                                                       June 2001
operation of any hardware that is removed from the network and relocated to another customer location. Failure to re-license any such removed software shall be a material breach of the VAR Agreement.

6. VAR likewise agrees that any additions to the Exhibit A MSDN and/or MSAN Configuration shall be covered by this Agreement as if made an original part hereof. VAR agrees to sign and submit to Mitel an Amendment form which reflects the new configuration and confirms the fact that the software included in such new MSDN and/or MSAN configuration shall be covered by this underlying Agreement. Changes to the network configuration will be priced on a per node or per SITE basis in accordance with the terms of the Network Program terms and conditions.

7. Nothing stated hereinabove shall be deemed to prevent Mitel from changing the pricing with respect to future sales but re-pricing of completed sales shall be accomplished as per the Network Program terms and conditions which is available on Mitel On-Line.

8. - MITEL DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY THAT ITS EQUIPMENT IS TECHNICALLY IMMUNE FROM OR PREVENTS FRAUDULENT INTRUSIONS INTO AND/OR UNAUTHORIZED USE OF THE SYSTEM (INCLUDING ITS INTERCONNECTION TO THE LONG DISTANCE NETWORK). CUSTOMER IS HEREBY WARNED THAT FRAUDULENT USE OF THE SYSTEM, INCLUDING BUT NOT LIMITED TO DISA, AUTO-ATTENDANT, VOICE MAIL, 800, 888 AND 900 SERVICE AND 10XXX, IS POSSIBLE. MITEL ALSO WARNS CUSTOMER THAT WHILE TELECOMMUNICATIONS SYSTEMS ARE NOT IMMUNE FROM TOLL FRAUD BY AN INTERVENING CRIMINAL ACT, THAT MITEL HAS PUBLISHED TECHNICAL SERVICE BULLETINS ENTITLED "PABX-CDE PROGRAMMING PERTAINING TO UNAUTHORIZED TOLL CALLING ACCESS", WHICH, IF ITS RECOMMENDATIONS ARE PROPERLY FOLLOWED, WILL HELP MINIMIZE THE THREAT OF FRAUDULENT INTRUSION INTO THE SYSTEM FOR THE PURPOSE OF GAINING ACCESS TO A LONG DISTANCE LINE.

         - MITEL HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY THAT ITS EQUIPMENT IS TECHNICALLY IMMUNE FROM OR PREVENTS IMPROPER, UNLAWFUL AND/OR UNAUTHORIZED UTILIZATION THAT MAY RESULT IN THE LOSS OF OR THEFT OF ELECTRONIC DATA.

         - MITEL HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY THAT ITS EQUIPMENT IS TECHNICALLY IMMUNE FROM OR PREVENTS UNLAWFUL AND/OR UNAUTHORIZED UTILIZATION THAT MAY RESULT IN INVASION OF ONE'S RIGHT TO PRIVACY. MITEL HEREBY WARNS VAR THAT SUCH IS POSSIBLE, AND VAR AGREES TO WARN ITS CUSTOMERS OF SUCH.

9. This Agreement shall be interpreted under the laws of Canada and the Province of Ontario.

10. In any dispute arising out of this Agreement the prevailing party shall be entitled to reasonable attorney fees and costs.

11. This Agreement is not assignable without the prior express written consent of Mitel.

12. This Agreement may not be altered, modified or amended without the prior express written consent of all parties and this writing expresses the entire agreement of the parties with respect to the subject matter hereof.

13. ALL CHANGES TO THIS AGREEMENT (INCLUDING ANY ATTACHMENTS OR ADDENDA HERETO) MUST BE IN WRITING AND SIGNED BY BOTH PARTIES. MITEL SHALL NOT BE BOUND BY ANY VERBAL AGREEMENT OR VERBAL MODIFICATIONS.

14. Mitel and VAR agree that this Agreement is to be read in pari materia with that certain Mitel VAR Agreement.

15. The parties hereto agree to perform all future acts contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto set their respective hands and seals hereinbelow the first day above written.


                                    Page 30
                                                                       June 2001

MITEL NETWORKS CORPORATION                   CORTELCO SYSTEMS, PR, INC.

By:                                          By:

Printed                                      Printed
Name:                                        Name:

Title:                                       Title:



         WITNESS/ATTEST:                               WITNESS/ATTEST:

By:                                          By:
       Corporate Secretary/                          Corporate Secretary/
         Witness Signature                             Witness Signature


                                    Page 31
                                                                       June 2000

                                   SCHEDULE F
                               PLATINUM ELITE VAR

THIS AGREEMENT entered into this _____ day of ___________________, 2001 by and between MITEL NETWORKS CORPORATION, a Canadian corporation, with its corporate headquarters located at 350 Legget Drive, Kanata, Ontario, Canada, K2K 2W7 (hereinafter referred to as "Mitel") and CORTELCO SYSTEMS, PR, INC., a(n) __________________________ (name of the country you are incorporated in; or are you a partnership or sole proprietorship), with its principal place of business located at P.O. BOX 363665, SAN JUAN, PUERTO RICO 00936-3665.

WHEREAS, the parties have previously entered into a Mitel VAR Agreement; and

WHEREAS, the parties mutually desire to augment the terms and conditions of such standard Mitel VAR Agreement by this Addendum, which allows VAR to utilize the Mitel Platinum Elite VAR name (in accordance with the Mitel Graphic Standards Manual and paragraph # 4 (d) of the underlying VAR Agreement when promoting, selling, installing and servicing Mitel products, as well as to be entitled to the additional benefits listed in this Addendum, provided said Platinum Elite VAR agrees to the terms, obligations and conditions listed hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants flowing by and between the parties hereto and other good and valuable consideration, the parties, intending to be bound, hereby agree, in writing, as follows:

1. RECITALS. The above recitals are true and correct to the best knowledge and belief of the parties and are incorporated by reference herein.

2. TERM. The term of this Addendum shall be for a period coterminous with the Mitel VAR Agreement.

3. BREACH OF CONTRACT. Should either party engage in a material breach of this Addendum, it shall be grounds for termination of the underlying Mitel VAR Agreement itself, as well.

4. ENTIRETY. This Addendum shall be read in pari materia with the Mitel VAR Agreement between the parties. The terms and conditions of the said underlying VAR Agreement shall prevail in all respects to the extent of a conflict herewith; likewise, the provisions of such underlying VAR Agreement shall supplement this Addendum to the extent not expressly addressed herein.

5. APPOINTMENT OF PLATINUM ELITE VAR WITH RESPECT TO NEW PRODUCTS. Mitel develops and readies certain new PRODUCTS for market, Platinum Elite VAR will be given priority in the field trial and initial introduction stages of the life cycle of such PRODUCTS.

6. PLATINUM ELITE VAR'S OBLIGATIONS TO MITEL. In addition to the requirements of the underlying VAR Agreement, Platinum Elite VAR agrees to the following:

         a) Technical Qualification and Certification Minimum Requirements.

                  (i) If requested the Platinum Elite VAR is obligated to participate in the beta testing of new solutions and in joint market development activities from time to time.

                  (ii) The Platinum Elite VAR must have and maintain in its full time employ, a minimum of one employee on staff who has achieved MCSE (Microsoft Certified Systems Engineer) certification or the Win2000 certification (WCSE) from Microsoft. This MCSE(s) and/or WCSE(s) will be responsible for providing pre-sales engineering and 1St line Microsoft Windows NT technical support to field service technicians. Proof of MCSE certification (via true copy of formal Microsoft transcript) is required). Should the Platinum Elite VAR lose its required MSCE(s) and/or WCSE(s), the Platinum Elite VAR will have up to ninety
(90) days grace period (from the last day of employment) to hire another MCSE and/or WCSE or else Platinum Elite VAR status will be lost. Platinum Elite VAR agrees to give Mitel written notice should this issue arise.

                  (iii) Platinum Elite VARs that have offices in multi-geographic locations may be required to employ more than one MCSE and/or WCSE in order for an MCSE and/or WCSE to be available for on site emergency situations, and able to meet the required on site emergency response times outlined as per SCHEDULE I, Customer Service and Support Requirements of the underlying VAR


                                    Page 32
                                                                       June 2001
agreement. Should Mitel receive customer complaints in regard to MCSE and/or WCSE response times, Mitel will provide a letter to the Platinum Elite VAR to the effect the said VAR will need to increase its number of certified techs in that area in order to provide appropriate customer support. The Platinum Elite VAR will be granted a grace period not to exceed three (3) months to assure compliance with this latter obligation.

                  (iv) In addition, Platinum Elite VAR agrees to keep in its employ a minimum of one technician, for every PAR in which Platinum Elite VAR sells and installs Product, that is exclusively and solely dedicated to the installation and maintenance of Mitel's PBX (SX-200/SX-2000) and VOIP Product lines (including peripherals) and no one else's. The exclusively dedicated technicians) is/are required to maintain the most current Mitel technical certification on all such PRODUCTS installed and maintained by the Platinum Elite VAR. Mitel certification courses for such Products may require one or more course pre-requisites.

                  (v) On or before September 1, 2001 Platinum Elite VAR must have and maintain a minimum of one full time employee on staff who has achieved LAN certification. This LAN Certified Technician will be responsible for providing pre-sales LAN engineering and/or configuration and 15' line technical support to field service technicians. Platinum Elite VAR must submit proof to Mitel that establishes prior to September 1, 2001, in Mitel's reasonable discretion, that it has an employee on staff that has achieved such certification. Should the Platinum Elite VAR lose its LAN Certified Technician(s), the Platinum Elite VAR will have up to a ninety (90) day grace period (from the last day of the former technicians) employment) to hire another LAN Certified Technician or else Platinum Elite VAR may become ineligible to remain in the Platinum Elite VAR category in Mitel's reasonable discretion. Platinum Elite VAR agrees to give Mitel immediate written notice should its LAN Certified Technician leave the employ of Platinum Elite VAR. TABLE 1 below identifies various third-party professional designations, which Mitel accepts as constituting LAN Certification. Mitel reserves the right to accept other forms of LAN Certification. Mitel may, in its discretion, augment Table 1 from time to time to include additional LAN certification courses.

                                     TABLE 1
                                 Mitel Approved
                            LAN Certification Courses

                        Certified Support Expert (NNCSE)
                       Certified Network Associate (CCNA)
                      Certified Network Professional (CCNP)
                      Certified Design Professional (CCDP)
                         Master of Network Science (MNS)
                        Cabletron Systems Engineer (CSE)
              Network Connectivity Professional Certification (NCP)
                      Intel Certified Solutions Consultant
                     Intel Certified Integration Specialist

         b) Exclusive Sales Representative. Platinum Elite VAR agrees to keep in its employ a minimum of one sales representative for every PAR in which Platinum Elite VAR sells and installs Product who is exclusively and solely dedicated to the bidding and proposing of Mitel's PBX (SX200/SX-2000) and VOIP Product lines (including peripherals) and no one else's.

         c) VOIP Demonstration System. Platinum Elite VAR agrees to establish and maintain a Mitel VOIP (March Networks 3200 and/or 3300) demonstration system within each assigned PAR. The demonstration system will follow the terms and conditions of the Mitel demo program, which is explained in the VAR Benefit Handbook, which is available on Mitel-On-line. Platinum Elite VAR agrees not to resell such system without first offering it back to Mitel, in writing, at its original purchase price less depreciation.

         d) IP Skills Training. Platinum Elite VAR agrees to maintain a minimum of two (2) technicians in their employ at all times who have successfully completed the Mitel IP Technical Skills training course. In addition the Platinum Elite VAR must maintain a minimum if two (2) sales professionals in their employ at all times who have successfully completed the Mitel IP Sales Skills training course. Should the Platinum Elite VAR lose

                                                                       June 2001
its required sales or technical individual(s), the VAR will have up to ninety
(90) days grace period (from the last day of the former technician's or sales representatives employment) to have a new individuals) either from within the dealership or via new hire obtain their applicable Mitel IP skills training.

         e) Offer Professional Services to End Customers. Platinum Elite VAR must offer Professional Services to their end customers. For the purposes of this agreement Professional Services include;

                  (i) Local Area Network (LAN)/Wide Area Network (WAN) Design. Platinum Elite VAR is able to offer services to a customer that includes the ability to design a network that supports Data and Voice traffic and/or enhancement of an existing LAN / WAN. They must have the ability to install and maintain the network once it has been designed.

                  (ii) Application Development and Integration. Platinum Elite VAR is able to design, develop and/or create third party applications within their organization and integrate them for use at an end customer location within an existing or new LAN % WAN.

                  (iii) Data Assessment Services. Platinum Elite VAR is able to review an end customer's network infrastructure to understand how the LAN/WAN is currently being utilized and to offer suggestions / improvements that can enhance the performance of the network. This may include the recommendation and installation of new products (hardware / software) or the redeployment / reuse of the existing resources.

Mitel may in its discretion accept other forms of Professional Services offered by the Platinum Elite VAR to their end customers.

7.       MITEL OBLIGATIONS TO PLATINUM ELITE VAR.

         a) Access to Mitel Platinum Elite VAR name, logos, decals and literature. Platinum Elite VAR is entitled to state it is a Mitel Platinum Elite VAR in the promotion of Mitel Products, but Platinum Elite VAR shall not use the name Mitel or any of its brand names or trademarks in its own name and/or tradename (actual or fictitious and including in an "800" or "888" type number) without the prior express written consent of Mitel, and Platinum Elite VAR, likewise, agrees to conform to the Canadian Trademark Law, as well as the electronically published Mitel Graphic Standards Manual in utilizing Mitel marks and copyrighted material in order to preserve and enhance the goodwill associated with Mitel's name and marks.

         f) Mitel Literature Rebate. Mitel will provide Platinum Elite VAR all Literature (not including promotional items) at no charge to the Platinum Elite VAR.

         g) Additional Technical Training Coupons. Mitel will provide Platinum Elite VAR VOIP products / applications training (technical and sales) at no charge for the balance of the agreement. In addition, Mitel will provide Platinum Elite VAR 2 (two) additional Mitel technical training coupons at no charge for the SX-2000 platform (technical and sales).

         h) Mitel Product Support Priority Queue. Mitel will place Platinum Elite VAR technicians at the top of the Mitel Product Support queue whenever they call in on the Mitel Product Support toll free number: 1-800-561-0860.

         i) Mitel Sales and Technical Training Priority Enrollment. Mitel will provide advance notice to Platinum Elite VAR to allow for priority enrollment in Mitel offered training classes.

         j) Additional Discount for Employing MCSE/WCSE and LAN Certified Technicians. Mitel will provide Platinum Elite VAR a .5% discount on all SX-2000 and March Networks 3200 ICP / 3300 ICP PRODUCT purchases for keeping in its employ an MCSE/WCSE and LAN Certified technicians.

         k) Redeployment of Mitel Network Solutions (MNS) Customer Base. Mitel's subsidiary, Mitel Network Solutions, Inc., from time to time may choose to sell certain of its installed base and Platinum Elite VAR will be given an opportunity to bid on such base on a priority basis to the extent it is otherwise eligible to do so.

         l) Priority Lead Referral from Mitel Marketing Alliances. Platinum Elite VAR will be provided customer leads derived from our Marketing relationships with third-party companies. In some instances this may include advanced training opportunities as well as invitations to events sponsored by Mitel and/or the Marketing Alliance.

         m) Mitel Professional Services Program. Platinum Elite VAR will be provided the

                                                                       June 2001
opportunity to participate and become a member of the Mitel Professional Services Program. In addition Mitel will utilize Professional Services to fulfill certain service obligations that Mitel is unable to complete with internal resources. The Professional Services Program terms and conditions are available on Mitel On-Line.

         n) Assisted Business Planning. Platinum Elite VARs are eligible to receive certain business planning services as provided by Mitel in the form of a one-day session at a location selected by Mitel. This session will be provided at no charge to the Platinum Elite VAR however, travel, hotel and expenses are the responsibility of the Platinum Elite VAR.

         o) Value Oriented Incentive Proms (Incentive Program). Platinum Elite VAR will be provided the opportunity to participate in the VOIP program. This program has been designed to reward Platinum Elite VAR, with additional discounts (up to 5%) against your total FY02 sales of Mitel products for bringing value to the Platinum Elite VAR program. The program will consist of five elements; customer satisfaction (value), technical efficiency, Mitel Networks accreditation, purchased demo systems and a percentage of your IP Revenue. Each element will be worth 20% of the total, which if achieved, would translate into an additional one percent per element for a maximum of five percent. The program terms and conditions are available in the Platinum Elite VAR Benefit Handbook, which is available on Mitel On-line.

The attached charts explains how you can become eligible for the additional five
(5) percent Value Oriented Incentive Program discount, which will be paid out at the end of Mitel Networks' fiscal year (May, 2002) as a credit. Please note that you must achieve your Minimum Purchase Requirement (MPR) before being eligible for this credit.

                                                                       June 2001

\
                                     TABLE 2
                        VALUE ORIENTED INCENTIVE PROGRAM

ELEMENTS/GOALS                 WEIGHTING             DESCRIPTION
CUSTOMER SATISFACTION (VALUE)  20%                   Customer Satisfaction score would be multiplied by the weighting
VAR's CS score only does not                         factor.  The Minimum eligible CS score is 80% a score of less
include the Mitel portion.                           than 80% will get zero; for CS scores over 80% the result is the reseller score times the weighting.

TECHNICAL EFFICIENCY           20%                   DEPENDENCE ON MITEL'S TECHNICAL SUPPORT

                                                     Mitel will evaluate for the assessment period the following
This element is to encourage                         support related criteria:
VARs to report problems with                                  -        (+) % Times our distribution partner will call
new products as they occur,                                            Mitel's Technical Support to report a new Mitel
and to encourage VARs to                                               problem as opposed to asking general or
have their technicians Mitel                                           application related questions.
Networks' certified; but to                                   -        (-) % times our distribution partner's
discourage VARs for using                                              noncertified technicians will call Mitel's
Product Support for problems                                           technical support.
that are covered in the tech                                  -        (-) % Of times our distribution partner
Manuals or by the                                                      consults Mitel's Technical Support on
certification program.                                                 Manufacture Discontinued products.
                                                     The result of the 3
                                                     percentages is calculated
                                                     and provided as the
                                                     Technical Efficiency
                                                     assessment.
Mitel Accreditation            20%                   Mitel Accreditation is based on having multiple employees in the
                                                     VAR business certified on Mitel products.  For this purpose the
                                                     VAR can have up to 3 people certified on each of the following products;
                                                                                  Technical      Sales
                                                     Products:                    Max. Cert     Cert's
                                                     Mitel SX-200                     3            3
                                                     Mitel SX-2000                    3            3
                                                     March Networks 3200 ICP
                                                      and Applications Gateway        3            3
                                                     March Networks 3100 ICP          3            3
                                                     March Networks 3300 ICP          3            3
                                                     Nupoint Messenger                3            3
                                                     March Networks 6500
                                                      Speech Enabled Applications     3            3
                                                     March Networks 7100
                                                      Network Management.             3            N/A
                                                     Total Certifications (Max)      24            21
                                                     The VARs score for this element would be their
                                                     total number of certifications divided by
                                                     45 and multiplied by 20%, so if they had 35
                                                     certificates then they would get 35/45*20 or
                                                     15.55. Each VAR can only earn a maximum number of
                                                     points per product identified above, i.e. if a
                                                     VAR had 4 people certified on the SX-200 they would
                                                     only get 3 points for that product.

                                                                       June 2001

Purchased Demo Systems         20%                   VARs can earn up to 20% by investing in our Demo or Quick Start programs.  The VAR will earn one point based on the purchase of a
                                                     Demo/Quick Start kit for the following products.  VAR can
                                                     purchase 2 demos for IP products:

                                                     Product                           Points
                                                     Peripheral Devices                   1
                                                     Mitel SX-200                         1
                                                     Mitel SX-2000                        1
                                                     Nupoint Messenger                    1
                                                     March Networks 6500
                                                      Speech Enabled Applications         1
                                                     March Networks 7100
                                                      Network Management                  1
                                                     March Networks 3100 ICP              2
                                                     March Networks 3200/3300 ICP         2
                                                     Total                               10

                                                     The VARs score would be their purchases in demo
                                                     kits as a percentage of total demo kits listed (10)
                                                     multiplied by the elements weighting (20%).

IP Revenue                     20%                   This will be based on achievement of IP revenue as a percentage of total revenue.  Therefore if the IP revenue as a percentage of total revenue is 1% then the amount earned for this element is 1
                                                     %, to a max of 20%.
                                                     Must achieve MPR for total sales of Mitel Products.

The final calculation of the annual rebate will be the sum of each of the five elements individual scores. The rebate will be in accordance with the following table:

Please note that Mitel Networks' reserves the right to adjust and/or interpret this program as deemed necessary.

                  VALUE ORIENTED INCENTIVE PROGRAM CREDIT TABLE

        VARS SCORE                                             REBATE
            (%)                                                 (%)
            <70                                                  0
           70-80                                                 3
           80-90                                                 4
          90-100                                                 5


                                                                       June 2001

8. ENTIRE AGREEMENT. The rest of the underlying Elite VAR Agreement, to the extent not inconsistent herewith shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed hereinbelow by their respective duly authorized representatives on the date first appearing above.


   MITEL NETWORKS CORPORATION                   CORTELCO SYSTEMS, PR, INC.

By:                                        By:

Printed                                    Printed
Name:           Steve Grassie              Name:

Title:  Vice President Sales,              Title:
         Canadian Distribution


       WITNESS/ATTEST:                               WITNESS/ATTEST:

By:                                        By:
        Corporate Secretary/                     Corporate Secretary/
         Witness Signature                         Witness Signature


Dated:                                     Dated:

                                                                       June 2001

                                   SCHEDULE G
                             MITEL SERVICES PROGRAM

THIS AGREEMENT entered into this _____ day of ____________________, 2001, by and between MITEL NETWORKS CORPORATION, a Canadian corporation, with its corporate headquarters located at 350 Legget Drive, Kanata, Ontario, Canada, K2K 2W7, (hereinafter referred to as "Mitel") and CORTELCO SYSTEMS, PR, INC., a _______________________ (corporation, partnership, sole proprietorship), with its principal place of business located at P.O. BOX 363665, SAN JUAN, PUERTO RICO 00936-3665.

WHEREAS, the parties have entered into a Mitel VAR Agreement; and

WHEREAS, the parties mutually desire to augment the terms and conditions of such Mitel VAR Agreement by this writing, which allows VAR to utilize Mitel Networks Professional, Maintenance and Support Services, and to be entitled to the additional benefits listed in this writing, provided VAR agrees to the terms, obligations and conditions listed hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants flowing by and between the parties hereto and other good and valuable consideration, the parties, intending to be bound, hereby agree, in writing, as follows:

9. RECITALS. The above recitals are true and correct to the best knowledge and belief of the parties and are incorporated by reference herein.

10. TERM. The term of this writing shall be for a period coterminous with the Mitel VAR Agreement.

11. BREACH. Should either party breach this writing, it shall be grounds for termination of the underlying Mitel VAR Agreement itself, as well.

12. ENTIRE AGREEMENT. This writing shall be read in pari materia with the Mitel VAR Agreement between the parties. The terms and conditions of the said underlying Agreement shall prevail in all respects to the extent of a conflict herewith; likewise, the provisions of such underlying Agreement shall supplement this writing to the extent not expressly addressed herein.

13.      DESCRIPTION OF TWO DISTINCTIVE SERVICE OFFERINGS.

         a) MITEL NETWORKS PROFESSIONAL SERVICES are advanced technical services and capabilities which are offered to augment the skill sets typically available in the dealership within Mitel's distribution channels. Specializing in voice enabling IP infrastructures and voice centric business applications, these value-added services are intended to complement the process of marketing Mitel PRODUCTS and applications. VARs will benefit from having Mitel's support of their efforts to pursue business they might not be fully equipped to handle or typically comfortable in pursuing due to the level of complexity, or that are cost prohibitive to provide on an ad hoc basis from time to time.

Mitel Networks Professional Services fall into the categories of Planning, Development and Implementation. Examples of such services are:

Planning: Requirements assessment, systems design, VoIP network assessment and design, project management, wireless RF site survey and advanced engineering services.

Development: Custom applications design and development, systems integration and testing.

Implementation: Complex solutions implementations, installation & testing and training.

Mitel Networks Professional Services opportunities are subject to a qualification process and resource availability. Additional information regarding a complete list of service offerings, eligible products, ordering process and pricing will be provided by way of a Mitel Networks Professional Services Program Bulletin, which is incorporated by reference herein is available for review via Mitel On-Line. Pricing will be available from the Mitel Price List published confidentially through Mitel On-Line, as well.

         b) MITEL MAINTENANCE AND SUPPORT SERVICES DESCRIPTION. Mitel Maintenance and Support Services, (as further described in Mitel Services Schedule #2, attached below--including warranty and post warranty maintenance) are offered with several pre-packaged Service Plan options for Mitel branded (including NuPoint) products and


                                    Page 39                            June 2001
selected other equipment manufacturer ("OEM") products, each as may from time to time be included in a Service Plan. It is a condition precedent to being able to utilize this Schedule that the end user's software be at not less than the current release minus 2 (e.g.: if current release is LW30 software then the software version being used must be at least LW28) for the particular product before Mitel will begin this provision of the services described in this Schedule. The benefit to the VAR is that it is afforded the experience and backing of Mitel Networks' North American Services Organization to assist VAR in maintaining its end user customer's sophisticated communications solution. Pricing of a Service Plan is by direct quotation only, initiated by VAR through the Customer Care Center (CCC). Payment to Mitel from VAR shall be due on the first day of each quarter in advance. No payment due to Mitel shall be delayed as a result of a failure of VAR's customer to make timely payments, or for any other reason.

14. VAR OBLIGATIONS TO MITEL. In addition to the requirements of the underlying VAR Agreement, VAR agrees to the following:

         a) Statement of Work and Maintenance Agreement/ Service Plan. VAR understands and agrees that it must agree to and sign a defined statement of work and/or Maintenance Agreement and selected Service Plan Option prior to Mitel Networks Professional Services performing any work for VAR on behalf of VAR's customer.

         c) Technical Qualification and Certification Requirements. VAR understands and agrees that Mitel will provide the additional support and Professional and/or Maintenance Services as described in the statement of work and/or Maintenance Services but nonetheless VAR must continue to achieve and maintain technical certification on every Product that it markets, sells and installs in accordance with Mitel pre-requisites.

         d) Account Control. VAR agrees to maintain overall account control and provide one point of contact with the end-user customer for equipment purchase, installation, billing, remote maintenance, moves, add and changes and service coordination as well as maintain end-user maintenance agreements. In cases where VAR has contracted with Mitel's Customer Care Center
(CCC) for a specific end customer that end customer may contact the CCC directly to request services and support that are included in the Maintenance Agreement and Service Plan. The Mitel CCC will not discuss services and support that are not included in the Maintenance Agreement and Service Plan with VAR's end user customer if there is no prior authorization from the VAR.

         e) Purchase Order Placement. VAR will place orders for the product required to complete the Professional Services engagement and/or Mitel Services Agreements as described in the statement of work. PRODUCT will continue to be ordered through wholesale distribution or Mitel as is consistent with current practices. VAR will place orders directly on Mitel for the defined Professional Services they require. All such orders count towards VAR's MPR requirements but they are not eligible for discounting or rebating. VAR must include the following on all purchase orders where Professional Services and or Maintenance Services are being ordered;

         "THIS ORDER IS FOR MITEL NETWORKS PROFESSIONAL SERVICES and/or MAINTENANCE SERVICES, MITEL QUOTATION and/or REFERENCE NUMBER __________________"

         f) Completion of Services Engagement. Mitel's sole obligation under a Services engagement is to deliver the services defined either in the statement of work and/or Maintenance Agreement and Service Plan. VAR will provide written acceptance of the services completed by Mitel and as defined by the statement of work at the completion of the services engagement. VAR agrees that the services shall be deemed accepted when completed if performed in a good and workmanlike manner in accordance with industry standards.

         g) Custom Applications Development. VAR agrees to secure and return to Mitel an end-user licensing agreement acceptable to Mitel's counsel, that is executed by the end-user, for all custom applications development engagements performed by Organization.

15.      MITEL OBLIGATIONS TO VAR.

         a) Services Schedule. Mitel agrees to provide VAR with a current Professional Services Schedule. The Service Schedule will include Part Numbers, Pricing and a brief description of the services provided. The Services Schedule is provided via Mitel On-Line in the password protected Mitel VAR Canadian price list.


                                    Page 40                            June 2001

         b) Scheduling of Work. Mitel agrees to work closely with the VAR to help assure that the services defined in the statement of work and/or Maintenance Agreement and Service Plan will be provided by Mitel on a timely basis to the extent not delayed through no fault of its own.

         c) Consistent with Manufacturer's Standards. Mitel agrees that services being supplied by the Mitel Services organization will be delivered on a commercially reasonable basis and all work will be performed in a workmanlike manner consistent with industry standards and to the specifications of the manufacturer.

         d) Completion of Services Engagement. Mitel will complete the Professional Services engagement by providing the services as defined by the statement of work. In the case of a Maintenance Services engagement there shall be no automatic renewal of the services being provided. The term of a Maintenance Services Agreement shall be for one year. Renewal shall require that the VAR be in good standing with Mitel and shall otherwise be as mutually agreed.

16.      MISCELLANEOUS

         a) Indemnification. VAR agrees to indemnify, defend and hold Mitel harmless from any and all claims of third-parties (including VAR's customer) arising from the delivery of such services to the extent Mitel is either not grossly negligent in the performance of its duties hereunder or to the extent Mitel does not commit an intentional tort.

         b) Disclaimer, Limitation of Liability, Exclusive Remedy. NOTWITHSTANDING ANYTHING HEREINABOVE TO THE CONTRARY, VAR AGREES THAT MITEL WILL NOT BE RESPONSIBLE TO VAR OR TO VAR'S END USER CUSTOMER FOR ANY CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOSS OF USE AND/OR LOSS OF PROFITS. MITEL'S SOLE LIABILITY AND VAR'S SOLE REMEDY SHOULD THE SERVICES TO BE PROVIDED BY MITEL HEREUNDER NOT BE SATISFACTORY TO VAR IN ITS REASONABLE JUDGEMENT, WILL BE TO REQUIRE MITEL, AT ITS ELECTION TO EITHER REDO THE WORK TO VAR'S REASONABLE SATISFACTION OR REFUND THE MONEY PAID TO MITEL BY VAR PLUS INTEREST AT THE RATE OF EIGHTEEN PERCENT PER ANNUM, SIMPLE.

17. ASSIGNMENT. This writing may not be assigned by VAR without the prior express written consent of Mitel. Mitel may assign such to its parent, subsidiary or affiliate. Mitel may also assign such in the event of a sale of all or substantially all of its assets or in the event of a transfer of control or of a merger.

18. RELATIONSHIP OF THE PARTIES. Mitel Networks Professional Services will act as a sub-contractor to the VAR in performing services on, behalf of the VAR's customer. VAR shall remain the Prime Contractor in the relationship. Mitel Networks Professional Services shall act in the capacity of an independent contractor to VAR and not as its agent. Mitel reserves the right to enlist the assistance of an authorized Mitel Service Provider for fulfillment of any portion of the services engagement. In such cases, Mitel shall be responsible for the complete management and delivery of the engagement.

19. ATTORNEY FEES & COSTS. In any dispute arising hereunder the prevailing party shall be entitled to reasonable attorney fees and costs.

20. LAW/VENUE. This writing shall be interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

21. COMPLETE UNDERSTANDING. This writing, the underlying agreement, any attached schedules and the statement of work shall constitute the entire understanding of the parties and it may not be amended or modified without the prior express written consent of the parties. All references in the attached Maintenance Agreement to "list price" or "prevailing time and material rate" shall mean, as between VAR and Mitel, Mitel's then current prices.

22. MITEL MAINTENANCE AGREEMENT FORM TO BE UTILIZED. VAR shall use the latest version of the attached Mitel Maintenance Agreement or another contract acceptable to Mitel's counsel, which must be to the same effect in all material respects together with a Service Plan to contract with its end user for these Schedule Maintenance Services. VAR must provide to Mitel a copy of the Maintenance Contract and service plan signed by VAR and its end user customer. Parts replaced shall be the property of Mitel.


                                    Page 41                            June 2001

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed hereinbelow by their respective duly authorized representatives on the date first appearing above.

                           MITEL NETWORKS CORPORATION

By:
        ------------------------------------------------------------------------

Printed
Name:                             Steve Grassie

Title:              Vice President Sales, Canadian Distribution



                                 WITNESS/ATTEST:

By:
        ------------------------------------------------------------------------
                      Corporate Secretary/Witness Signature






                           CORTELCO SYSTEMS, PR, INC.

 By:
        ------------------------------------------------------------------------

 Printed
 Name:
        ------------------------------------------------------------------------

 Title:
        ------------------------------------------------------------------------



                                 WITNESS/ATTEST:

 By:
        ------------------------------------------------------------------------
                      Corporate Secretary/Witness Signature





                                    Page 42                            June 2001

                           MITEL SERVICES SCHEDULE #2
                              MAINTENANCE SERVICES
                             CONTRACT # ("CONTRACT")

[VAR information] (hereinafter referred to as "VAR"), and _ a , doing business as , with offices at (hereinafter referred to as "CUSTOMER") agree to the price, terms and conditions which follow for VAR' performance of maintenance services:

1. SERVICE AND/OR PARTS REPLACEMENT. CUSTOMER, as set forth in the Appendix A entitled "SERVICES PLAN" has purchased a specified level of maintenance service. VAR or its subcontractor will maintain the equipment as defined within Appendix A as SERVICES PLAN EQUIPMENT LIST ("EQUIPMENT") in accordance with the SERVICE PLAN at the listed site locations) ("SITE"). If, during the term of this CONTRACT, any portion of the EQUIPMENT fails to perform substantially in accordance with the applicable specifications under normal usage VAR will, subject to the level of service purchased, provide either: (i) services only (onsite or remote, as applicable) with necessary parts charged on a materials basis at VAR's then current list price; (ii) parts only with services charged on an hourly basis at VAR's then current list price; or, (iii) parts and labor necessary to restore the EQUIPMENT. VAR may utilize remanufactured/certified parts which meet factory specifications. In all cases, the parts which have been removed shall become the property of VAR. VAR shall retain responsibility for the work of its subcontractor. VAR's sole obligation for repair or replacement of parts that have been manufacturer discontinued is to work in good faith with the manufacturer to obtain repairs, replacement parts, or custom software fixes, patches or work-arounds, CUSTOMER is responsible to pay the fee for any custom software fixes, patches or work-arounds or upgrade to hardware or software if required.

Telco liaison service for Equipment: VAR will communicate and coordinate with the local telco in all problem identification activities to make a determination concerning the source of the trouble which caused the service call. If the problem is determined to be other than the EQUIPMENT, CUSTOMER will be billed at VAR's then current hourly rate for subsequent telco liaison services arising out of or related to that service call.

         a) A MAJOR PROBLEM for a PBX is defined as a complete system failure, tie-line group out of service, major system alarm, failure of an entire trunk group, more than twenty percent (20%) of stations totally inoperative, attendant position failure, inability to receive incoming calls, or the inability to call outside of the facility.

         b) A MAJOR PROBLEM for voice processing equipment is defined as an inability to access system through the system manager terminal or through at least seventy-five percent (75%) of all telephone ports, inability to access one or more disk drives that store messages or data, loss of system integration, system continually restarts, unscheduled total system outage, failure to reboot for any reason, inability of system to collect CDR data (if applicable), inability to access data module through the fax board, voice board, module interface board or service modem, inability to access host computer via relevant data-module applications or inoperable interface between the voice module and data module.

2. EXCLUSIONS, FORCE MAJEURE. If maintenance renewal periods are not successive, an inspection fee equal to one month's maintenance charges may be charged. Any service required to return the EQUIPMENT to proper operation will be billed at VAR's then prevailing time and material rate prior to re-establishing a maintenance contract.

In the event that a manufacturer announces the discontinuance of any product which is included as EQUIPMENT, VAR will continue to use commercially reasonable efforts to continue providing services at the current level for the remaining portion of the term. In the event that any portion of the hardware, software, and/or technical support for either becomes unavailable from the manufacturer or other commercially reasonable and qualified source, VAR shall be relieved of performance obligations which are thereby negatively impacted without liability to CUSTOMER.

This CONTRACT does not cover and VAR shall be excused from performance of its obligations to perform service to or provide parts for the EQUIPMENT required due to conditions beyond the reasonable control of VAR, such as: lightning, water, flood, storm, or any other force of nature or acts of God; acts of government; acts or omissions of third parties; power surge, dirty power; accident, negligence, vandalism, abuse, misuse, theft; work


                                    Page 43                            June 2001
performed on or modifications made to the EQUIPMENT other than by VAR or its authorized subcontractor; CUSTOMER data entry; back-up of Customer database; replacement of system software (CUSTOMER is responsible for storing the disks); trouble-shooting CUSTOMER-supplied PC problems; network performance issues outside of the server that is identified herein as EQUIPMENT; CUSTOMER failure to maintain the environmental or electrical conditions for the EQUIPMENT set forth in the manufacturer's specifications; damage or diminution caused by any host system or peripheral equipment to which the EQUIPMENT is attached; modems that are not connected; any other cause beyond the reasonable control of VAR; CUSTOMER supplied parts; host systems or peripheral devices not specifically listed in the SERVICES PLAN EQUIPMENT LIST (including but not limited to external modems, monitors and keyboards); expendable or personal use items such as batteries, headsets, paper, printer ribbons, etc.; cabling or telephone sets unless specifically listed in the SERVICES PLAN EQUIPMENT LIST; alterations, additions or other modifications to the hardware or software, including specification changes or reprogramming; upgrading sets to volume control or hearing aid compatibility; or assistance to CUSTOMER in the use of software applications. Maintenance service and replacement parts for equipment not listed in the SERVICES PLAN EQUIPMENT LIST, or maintenance or repairs excluded from this CONTRACT, will be performed by VAR, if at all, pursuant to a Purchase Order and paid for by CUSTOMER at VAR's then prevailing time and material rates.

If the remote monitoring device or remote access modem cannot be accessed by VAR's remote technician CUSTOMER will be charged at VAR's then current rates for the remote technician's time and on-site technician time to reestablish remote access.

3. INITIAL TERM, RENEWAL AND CHANGES TO LEVEL OF SERVICE. The term of Service and level of service are set forth in the SERVICE PLAN. This CONTRACT may be renew for additional one (1) year periods upon mutual agreement of both parties, and provided that CUSTOMER has upgraded the system software to the manufacturer's then current software version minus 1. CUSTOMER may increase the level of service set forth in the SERVICE PLAN at any time during a term at the beginning of a month and the fees will be pro rated for the remainder of the CONTRACT term. The level of service may be decreased only on the anniversary date annually.

4. PRICE AND PAYMENT TERMS. The fee under this CONTRACT shall be paid, in advance, plus applicable taxes. In the event that VAR, while trouble-shooting a problem, isolates a conflict to a CUSTOMER-supplied PC, all time spent by VAR to correct the PC conflict will be chargeable to the CUSTOMER on an hourly basis at VAR's then prevailing rates. The Maintenance Fee shall be adjusted from time to time to coincide with any changes in the system configuration or level of service (by MAC or otherwise). CUSTOMER will pay interest at a rate which is the lesser of 2% per month or the highest rate allowable by law, compounded monthly, on any periodic payment or any other sum required to be paid by CUSTOMER which is not paid when due, from the date due until the past due amount (including accrued interest) is paid in full. CUSTOMER agrees to pay reasonable collection costs, including attorneys' fees. Invoices will be sent to the Customer address first stated above. CUSTOMER shall pay the applicable taxes when invoiced. Upon CONTRACT renewal, the price (as adjusted to coincide with level of service or system configuration changes by MAC or otherwise) may be increased without notification prior to the renewal. The renewal price will be used for the first invoice for the renewal term. CUSTOMER will accept the price by paying the invoice or may cancel the CONTRACT for the renewal term by written notice to the address on the invoice within fifteen (15) days of receipt of the invoice. The cancellation is to be effective on the first day of the calendar month next following the date of the cancellation notice. If the CONTRACT is canceled, CUSTOMER shall pay for the period of coverage from the anniversary date to the cancellation date at the price (adjusted to coincide with level of service system configuration changes) applicable during the last month of the prior CONTRACT term. If payment is not received, net 30 days, the CONTRACT will be deemed canceled.

5. WARRANTY. Maintenance services provided under this CONTRACT will be performed in a good, workmanlike manner in accordance with standard telecommunications industry practice. During the term of this CONTRACT, VAR will maintain any part supplied under this CONTRACT on the same terms and conditions as the EQUIPMENT. VAR DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, OR STATUTORY OF ANY NATURE WHATSOEVER, CONCERNING THE SERVICES AND MATERIALS PROVIDED 1N CONNECTION WITH THIS MAINTENANCE CONTRACT


                                    Page 44                            June 2001

INCLUDING FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

6. LIMITATION OF LIABILITY. IN NO EVENT SHALL VAR OR ITS SUB-CONTRACTOR BE LIABLE IN CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE FOR ANY PUNITIVE, CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES, OR FOR LOST PROFITS, LOSS OF DATA, LOSS OF USE OF DATA, DAMAGE OR EXPENSE, DIRECTLY OR INDIRECTLY ARISING FROM USE OF OR INABILITY TO USE THE EQUIPMENT EITHER SEPARATELY OR 1N COMBINATION WITH ANY OTHER EQUIPMENT, OR FROM ANY OTHER CAUSE WHETHER OR NOT VAR OR SUB-CONTRACTOR HAS RECEIVED NOTICE OF THE POSSIBILITY OR CERTAINTY OF SUCH DAMAGES OR LOSSES.

7. DEFAULT. If CUSTOMER fails to make any payment when due or fails to perform any of its other obligations or if a bankruptcy or insolvency proceeding is filed by or against CUSTOMER or if CUSTOMER makes an assignment for the benefit of creditors, VAR shall have the right to consider CUSTOMER in breach of this CONTRACT. For so long as CUSTOMER is in breach of its obligations hereunder, including but not limited to its obligations to make timely payments hereunder, VAR is relieved of its obligations to provide any maintenance services, and may at its option, provide such services on a time and material basis at prevailing rates on a C.O.D, or by certified check in advance basis. In addition to all its other rights, VAR shall have the right to cancel this CONTRACT if CUSTOMER fails to cure such default within ten (10) days of receipt of written notice of such default, in which event CUSTOMER shall remain liable to VAR for all damages, losses, and expenses resulting to VAR from such breach and cancellation including reasonable attorneys' fees, but excluding payment for services not performed during post-termination periods.

8. SUBSEQUENT/EXTRA WORK. All subsequent or extra work performed by VAR, including but not limited to system moves, adds and changes ("MAC"), or work done under a work authorization, shall be subject to the terms and conditions of this CONTRACT and this CONTRACT shall take precedence over any prior or subsequent purchase order or other document utilized to obtain such work. The preprinted terms and conditions on any CUSTOMER purchase order are null and void. Neither MAC nor work other than that specifically defined in the SERVICE PLAN is included in the service price and will only be performed at an additional fee. Parts (hardware or software) added to the EQUIPMENT shall be included under this CONTRACT upon installation as EQUIPMENT, price shall be adjusted per paragraph 4. "Price and Payment Terms" and the parts shall be serviced thereafter under the terms and conditions of this CONTRACT.

9. TOLL FRAUD, PRIVACY AND DATA LOSS DISCLAIMER/WARNING. VAR DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR CONDITION THAT THE EQUIPMENT IS TECHNICALLY IMMUNE FROM OR PREVENTS FRAUDULENT INTRUSIONS INTO AND/OR UNAUTHORIZED USE OF THE SYSTEM (INCLUDING ITS INTERCONNECTION TO THE LONG DISTANCE NETWORK). CUSTOMER IS HEREBY WARNED THAT FRAUDULENT USE OF THE SYSTEM, INCLUDING BUT NOT LIMITED TO DISA, AUTO-ATTENDANT, VOICE MAIL, TOLL FREE, 10XXXXX OR 900 SERVICES (OR THE LIKE) IS POSSIBLE. VAR ADVISES CUSTOMER THAT, WHILE TELECOMMUNICATIONS SYSTEMS ARE NOT IMMUNE FROM TOLL FRAUD BY AN INTERVENING CRIMINAL ACT, PROPERLY FOLLOWING THE RECOMMENDATIONS OF THE TECHNICAL SERVICE BULLETIN ENTITLED "PABX-CDE PROGRAMMING PERTAINING TO UNAUTHORIZED TOLL CALLING ACCESS" MAY HELP MINIMIZE THE THREAT OF FRAUDULENT INTRUSION INTO THE SYSTEM FOR THE PURPOSE OF GAINING ACCESS TO A LONG DISTANCE LINE. ADDITIONAL PROTECTIONS MAY BE AVAILABLE FROM CUSTOMER'S TARIFFED SERVICES PROVIDER.

VAR HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY THAT ITS EQUIPMENT IS TECHNICALLY IMMUNE FROM OR PREVENTS IMPROPER, UNLAWFUL AND/OR UNAUTHORIZED UTILIZATION THAT MAY RESULT IN THE LOSS OF PRIVACY OR LOSS OR THEFT OF ELECTRONIC DATA.

10. ASSIGNMENT. CUSTOMER may not assign its rights or delegate its obligations under this CONTRACT in whole or in part without the prior written consent of VAR, which consent shall not be unreasonably withheld. VAR may subcontract performance of its obligations under this CONTRACT provide it remains liable for all performance.


                                    Page 45                            June 2001

11. MUSIC ON HOLD. CUSTOMER is solely responsibility for all negotiations and licensing fees for performance rights relating to recorded or broadcast music usage or its access by the telephone systems.

12. ACCESS TO PREMISES. VAR shall have access to all areas of the SITE necessary for the performance of VAR's maintenance obligations under this CONTRACT. VAR shall act responsibly to avoid damage to CUSTOMER'S tangible real and personal property. In the event that a CUSTOMER requires an escort for VAR to be allowed in any area of the SITE necessary for the performance of VAR's maintenance obligations, then such escort shall be provided in a timely manner and without charge to VAR.

13. SEVERABILITY. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect, such unenforceability shall not affect the validity of any other provisions of this CONTRACT and the parties agree to substitute for the invalid provision a valid provision which most closely approximates the economic effect and intent of the invalid provision.

14. APPLICABLE LAW. This CONTRACT shall be interpreted under the laws of Ontario and venue is agreed to be Ontario. As part of the consideration for this CONTRACT, CUSTOMER acknowledges that the EQUIPMENT purchased (or licensed) herein contain valuable intellectual property of VAR, its parent or suppliers. Except as provided in this CONTRACT, CUSTOMER is not authorized to use the intellectual property rights of VAR, its parent or suppliers contained in the EQUIPMENT and CUSTOMER promises that it will not make unauthorized use of or otherwise appropriate the intellectual property of VAR, its parent or suppliers. In the event that such unauthorized use or appropriation of the intellectual property of VAR, its parent or suppliers occurs, CUSTOMER agrees to compensate VAR, its parent or suppliers fully. CUSTOMER, if a governmental entity, hereby specifically agrees that it is not acting under this CONTRACT in its sovereign capacity and agrees that VAR, its parent or suppliers may enforce its rights in such intellectual property in the courts located in the CUSTOMER'S State.

15. ENTIRE AGREEMENT. This CONTRACT, together with any appendices, attachments or exhibits expresses the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreement or negotiation between the parties. There is no understanding, agreement, representation, condition or warranty, expressed or implied, statutory or otherwise, in any way limiting, extending, defining, or relating to the provisions hereof. The right of VAR at any time to require strict performance shall not be affected by any previous waiver or dealing.

16. MODIFICATIONS MUST BE IN WRITING. No agreement altering, modifying, or extending the terms of this CONTRACT shall be valid unless in writing duly signed by the parties.

17. RIGHT TO SUB-CONTRACT. CUSTOMER agrees that VAR may sub-contract the services hereunder to a Mitel Networks entity or one of its authorized service providers with the understanding that VAR shall remain responsible to CUSTOMER for its obligations hereunder.

18. THIRD-PARTY BENEFICIARY. VAR and Customer intend that an authorized Sub-contractor, as aforesaid, shall be a third-party beneficiary of the terms and conditions of this contract.


VAR:

                                        (CUSTOMER'S Legal Name)

----------------------------------      ----------------------------------------
Signature                               Signature

Printed Name:                           Printed Name:
Printed Title:                          Printed Title:
Date:                                   Date:



                                    Page 46                            June 2001

                                   SCHEDULE H
                    CUSTOMER SERVICE AND SUPPORT REQUIREMENTS

1. VAR'S OBLIGATIONS. In addition to and subject to the other provisions of this Mitel VAR Agreement, VAR will make its best efforts to:

         a) Ensure that VAR's personnel are properly trained in the sale, installation, and servicing of the PRODUCTS.

         b)       Cooperate in the resolution of customer complaints.

         c) Maintain a sufficient spare parts inventory of products to meet VAR's then current customer service requirements.

         d) Provide competent end-user installation, training, and maintenance services.

2. MINIMUM SERVICE STANDARDS. VAR agrees that the Mitel electronic Price List and other Mitel products require installation, warranty, and post-sale servicing and maintenance by skilled, trained, fully-qualified and Mitel certified technicians. VAR will provide prompt and expert installation and service support for all Mitel PRODUCTS sold by VAR. In view of these requirements, VAR agrees to strictly adhere to all installation, maintenance, and service guidelines established by Mitel from time to time. VAR also agrees to employ a sufficient number of technicians to ensure that only Mitel certified technicians undertake an end-user service call. For purposes of this Agreement, the term "certified" shall mean the successful completion by the appropriate technician of a training course offered by Mitel on the applicable product, as evidenced by the issuance to the technician by Mitel of a numbered Certificate of Completion.

3.       TECHNICIAN QUALIFICATIONS.

         a) VAR is required to staff each service location with sufficient personnel to meet the response times indicated in this Schedule. Each service technician shall be certified by Mitel on the most current revision of hardware, core software and any optional software applications supported by the service locations.

         b) Mitel reserves the right to review the technical credentials and staffing levels of the VAR service department during the VAR Agreement period.

4.       TECHNICAL SUPPORT PRACTICES AND STANDARDS.

         a) At a minimum, VAR is required to stock a sufficient amount of spare parts to meet the response times indicated in this Schedule.

         b) VAR agrees to stock spare parts which comply with Caribbean Standards Association requirements, provincial electrical code standards, and Mitel manufacturing specifications. Mitel is not responsible for assisting VAR in servicing an installed base containing non-complying components. Any costs arising from customer dissatisfaction as a result of the use of non-conforming equipment, or delays in response from Mitel due to verification of authenticity of any component, shall be borne by VAR. Additionally, Mitel reserves the right not to honour equipment warranty claims involving the use of unauthorized spare parts and equipment.

         c) Mitel reserves the right to inspect VAR service locations during normal business hours to cnnfn-m compliance with technical service practices and standards.

         d) Where requested by Mitel Product Support personnel, VAR shall provide and install at the customer site, appropriate communications facilities, to allow Mitel Product Support personnel access to all installed base systems remotely via modem. Where applicable, said facilities shall be provided in a timely fashion appropriate to the response times indicated in this Schedule. In addition, Mitel requires that VAR shall provide customer name, complete address, contact, telephone number, and all security access code information for each PBX serviced by VAR within twenty (20) days of initial installation and cutover. This information will be used to verify system installation, to remotely poll, and to troubleshoot as necessary. VAR agrees to relinquish the password to the end-user customer should the maintenance relationship terminate so that said system may be maintained thereafter.

         e) VAR technicians shall have ready access to up-to-date Mitel Technical Publications, such as technical practices and user guides, appropriate to each Mitel product and release level


                                    Page 47                            June 2001
supported by the VAR. Mitel agrees to provide such on-line.

5.       WARRANTY SUPPORT.

         a) Installation Warranty. VAR agrees to install all Mitel PRODUCTS in a good, proper and workmanlike manner so as to conform to Mitel's written specifications for installation of said equipment, as well as to conform to good telecommunications industry practice. VAR agrees to guarantee to end-user, for a period of one (1) year from cutover date, the installation service provided with respect to those PRODUCTS carrying such a Warranty from Mitel and for a period of ninety (90) days with respect to those so warranted by Mitel.

         b) Warranty Services. VAR agrees to provide all of the services and concomitant materials to end-user necessary to service said warranty for one
(1) year for the warranty service price contracted for between VAR and end-user with respect to those PRODUCTS carrying such a Warranty from Mitel and for a period of ninety (90) days with respect to those so warranted by Mitel. Mitel, of course, will provide the replacement and/or repaired components in the event of a defect.

         c) Maintenance Standards. All service and installation work related to Mitel equipment will be done only by Mitel certified personnel and routine preventative maintenance procedures prescribed by Mitel will be followed. Mitel reserves the right not to honour warranty claims arising from maintenance of Mitel equipment by a non-certified technician.

6.       TECHNICAL PROBLEM MANAGEMENT AND ESCALATION.

         a) It is the VARs responsibility to escalate all technical problems, as defined by Mitel, to Mitel's technical support organization after all VAR alternatives to restore service have been exhausted. In the specific case of a Catastrophic Failure as defined in this Schedule, when VAR has failed to restore service within three (3) hours of commencing to attempt to restore service, VAR shall escalate the problem to Mitel Product Support.

         b) Unless otherwise described in VAR contracts with end-user, VAR shall have sufficient service personnel and spare parts to achieve at least the following service response times for the following general categories of failure:

                  (1) Catastrophic Failure: the Mitel system is completely out of service and not functioning. All catastrophic failures must be responded to within two (2) hours.

                  (2) Major Failure: a substantial portion of the Mitel system or of system functionality is out of service and not functioning. All major failures must be responded to within four (4) hours.

                  (3) Routine Failure: a failure in which ten percent (10%) or more of the port locations are inoperative. Such routine failure must be responded to within no less than twenty-four (24) hours.

                  (4) It is VAR's responsibility to provide technical support and cooperate with Mitel technicians during all phases of escalation through to final problem resolution and/or restoration of service.

                  (5) VAR must have and maintain a minimum of one employee on staff certified on Mitel products to carry out the following roles;

         - Remote diagnosis and resolution of service issues in installed base systems to ensure prompt resolution.

         - Provide 15' line technical support to field service technicians.

         - Technical liaison with Mitel Product Support for the escalation and resolution of product issues in installed base systems.

7. BILLABLE SERVICES. VAR may request technical assistance from Mitel Product Support Engineers as required to solve customer reported problems. Mitel reserves the right to charge for technical support at the then-current Mitel service rates, including but not limited to technical assistance requests falling under categories listed in the then-current written Billable Services Policy established by Mitel Product Support from time to time. Mitel further reserves the right to make revisions to billable services categories with thirty
(30) day's prior written notice to VAR.

---------------------
VARs Initials


                                    Page 48                            June 2001

                                   SCHEDULE I
                             TRAINING/CERTIFICATION

It is Mitel's stated policy that all its PRODUCTS be installed by skilled technicians who have successfully completed Mitel's installation and maintenance course specific for the systems and software being installed. Verification that there is a Mitel Certified Technician, in VAR's employ, will also be required in order to receive the appropriate software modules, diskettes and/or required hardware for an installation.

A technician who leaves the employ of a VAR will no longer be certified by Mitel unless and until he or she is employed by another Mitel authorized VAR and until he or she is again duly registered with Mitel. A technician, regardless of certification, is not authorized to install and maintain product that his or her employer is not permitted to sell and maintain VAR will provided Mitel in writing with a list of those technicians that are certified on Mitel PRODUCTS. VAR will update the list as necessary when a technician is added or deleted from the employ of the VAR.

VAR agrees to abide by Mitel's Training and Certification Policy as posted on Mitel On-Line.



---------------------
VAR's Initials

Mitel operates permanent training facilities worldwide. There are multiple training locations in North America with Kanata, Ontario, Canada serving as the Training Headquarters. Please direct all inquiries to and written notifications to:

     Mitel Educational Services
     Registrar
     350 Legget Drive
     P.O. Box 13089
     Kanata, Ontario
     Canada K2K-1X3
     Telephone: (613) 592-2122
     Ext.  4037
     Fax: (613) 592-7805

Mitel's product certification classes are designed and edited by a full time staff of technical course developers and are conducted by professional instructors. All training staff personnel attend regularly scheduled update training to remain current and to enhance their level of product expertise. All product courses include comprehensive laboratory sessions on dedicated, fully operational systems to enhance the theory and lecture material and thus improve the learning process.

                      STUDENT REGISTRATION AND CONFIRMATION

Payment is to be made at time of registration, and confirmation will then be returned. All registrations and confirmations of students are based on a first come, first served basis.

                               CANCELLATION POLICY

Written notification of cancellation must be received by the Technical Training Department in Kanata at least five (5) working days prior to the scheduled start date of the class: if notification is received in time, the tuition may be transferred to another scheduled class or a refund may be issued.


                                    Page 49                            June 2001

Students with confirmed registrations, who fail to cancel at least five (5) working days prior to course start, who fail to attend, or fail to complete the entire course will be charged the full tuition. On-site or specially scheduled courses canceled less than thirty (30) days prior to the scheduled start date of the class will also be charged full tuition. Mitel reserves the right to cancel courses not meeting minimum enrollment. For further details, please consult the Training Policy and Procedures as defined in Mitel

On-Line If you require a copy of the current issue of the Training Catalog, it is available On-Line or please contact Training Headquarters.

All fees are non-refundable.


-------------------
VAR's Initials


                                    Page 50                            June 2001

                                   SCHEDULE J
                                    TRI-PARTY
                       HCI/MITAI RUNTIME LICENSE AGREEMENT

AGREEMENT entered into this day of , 2001, by and between MITEL NETWORKS CORPORATION, including its U.S. subsidiary Mitel, Inc., hereinafter collectively referred to as "Mitel", _____________________________ hereinafter referred to as VAR" and _____________________________ hereinafter referred to as "End-User".

WHEREAS, VAR and End-User have entered into an agreement wherein VAR has agreed to sell a certain Developer's Application Program to End-User; and

WHEREAS, Mitel Runtime License Materials are necessary to initiate the said Developer's Application Program to enable it to be run in conjunction with certain Mitel SX-200 or SX-2000 PABXs, March Networks 3200 ICP/3300 ICP: and

WHEREAS, Mitel is willing to issue a non-exclusive, paid-up license to VAR with regard to the Mitel Runtime License Materials and VAR shall have the right to issue a sublicense to End-User to utilize such for the sole purpose of running the said Developer's Application Program to further the communications needs of its business and no other commercial use; and

WHEREAS, in consideration of Mitel issuing this License, VAR and End-User agree that Mitel is not responsible for the Developer's Application Program but only for the Mitel Runtime License Materials provided by Mitel.

NOW, THEREFORE, in consideration of the mutual covenants flowing by and between the parties hereto and other good and valuable consideration, the parties, intending to be bound, hereby agree, in writing, as follows:

1. The above recitals are true and correct and incorporated by reference herein.

2. Mitel hereby grants a perpetual, paid-up, non-exclusive license to VAR for the sole purpose of permitting VAR to install and maintain the said Developer's Application Program at the End-User's site. VAR agrees to issue a similar sublicense to End-User to permit it to utilize the Developer's Application Program in conjunction with that certain Mitel PBXs) and/or VOIP products located at EndUser's premises and for no other purpose.

3. The Runtime License Materials being issued hereunder shall consist of the current version of the MiTAITM technology which operate with and are necessary to enable End-User's Mitel PBX and/or VOIP products utilizing Mitel's Host Command Interface protocol to initiate the Developer's Application Program, including the HCI Communications Controller software program the HCI Server/Driver software program and a serial or fiber interface. The Runtime License Materials being licensed hereunder are to be used for interface purposes only and not for application development.

4a.      End-User and VAR agree that Mitel is not liable for the performance, features or functionality of Developer's Application Program in that Mitel has not developed such. To the extent Mitel has distributed such to VAR on behalf of an Application Developer, VAR agrees that the terms and conditions of the Mitel VAR Agreement shall apply as between Mitel and VAR.

4b.      MITEL DOES NOT WARRANT THE DEVELOPER'S APPLICATION PROGRAM TO END-USER.
MITEL MAKES NO CONDITION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO DEVELOPER'S APPLICATION PROGRAM TO BE UTILIZED BY END-USER. END-USER UNDERSTANDS AND AGREES THAT MITEL SHALL HAVE NO RESPONSIBILITY FOR DEVELOPER'S APPLICATION PROGRAM. END-USER AGREES TO LOOK SOLELY TO APPLICATION DEVELOPER AND/OR VAR WITH RESPECT TO THE PERFORMANCE, FEATURES AND FUNCTIONALITY OF THE SAID APPLICATION PROGRAM.

5a.      Mitel does assume responsibility for the Runtime License Materials.


                                    Page 51                            June 2001

5b.      MITEL DOES WARRANT THAT THE RUNTIME LICENSE MATERIALS WILL PERFORM AS
SPECIFIED FOR A PERIOD OF NINETY (90) DAYS FROM ACCEPTANCE OF THE DEVELOPER'S APPLICATION PROGRAM IN ACCORDANCE WITH THE WRITTEN SPECIFICATIONS, PROGRAMMER'S MANUAL AND RELEASE NOTES. MITEL DOES NOT WARRANT THAT THE RUNTIME LICENSE MATERIALS WILL RUN UNINTERRUPTED OR ERROR FREE.

5c.      VAR AND END-USER AGREE AND UNDERSTAND THAT THEIR SOLE REMEDY WITH
REGARD TO THIS WARRANTY SHALL BE TO DEMAND THAT MITEL CORRECT ANY MATERIAL PROBLEM WITH THE RUNTIME LICENSE MATERIALS WITHIN A REASONABLE PERIOD OF TIME; SHOULD MITEL FAIL TO CORRECT THE PROBLEM WITHIN A REASONABLE PERIOD OF TIME TO VARS OR END-USER'S REASONABLE SATISFACTION THEN MITEL WILL REIMBURSE VAR AND/OR END-USER FOR MONIES ACTUALLY PAID UNDER CONTRACT TO THE DEVELOPER TO DEVELOP THE SPECIFIC APPLICATION PROGRAMS) IN QUESTION. IN NO EVENT, HOWEVER, SHALL THE AMOUNT MITEL IS REQUIRED TO REIMBURSE EXCEED THE SUM OF $25,000.00, IN THE AGGREGATE.

5. The Runtime License Materials are owned or licensed by Mitel and are proprietary in nature. VAR and End-User shall respect such proprietary rights and shall not use said Materials except for the purpose for which they are being made available as set forth in this Agreement. Neither VAR nor EndUser shall reproduce, duplicate, reverse engineer, print, sublicense (except as agreed herein), disclose, transfer or otherwise make the said Materials available to any third party, in whole or in part, in whatever form, without the prior express written consent of Mitel.

6. IN NO EVENT SHALL MITEL BE LIABLE TO END-USER OR VAR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF USE OR OTHERWISE) ARISING IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE RUNTIME LICENSE MATERIALS, THEIR USE BY APPLICATION DEVELOPER, VAR, ENDUSER OR OTHERWISE, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE.

IN WITNESS WHEREOF, the parties hereto set their respective hands and seals hereinbelow the first day above written.



-----------------------------------     ----------------------------------------
(VAR)                                             (End User)

By:                                     By:
       ----------------------------            ---------------------------------

Printed                                 Printed
Name:                                   Name:
       ----------------------------            ---------------------------------

Title:                                  Title:
       ----------------------------            ---------------------------------

WITNESS:                                WITNESS:

-----------------------------------     ----------------------------------------



                                    Page 52                            June 2001

                           MITEL NETWORKS CORPORATION

By:                                     Title:
    --------------------                       ---------------------------------

Printed                                              WITNESS:
Name:
------------------------------     ---------------------------------------------


* VAR: Please provide the following information:

Name and Address of Developer:
                               -------------------------------------------------

Name/Description of Application Program(s):
                                            ------------------------------------

End-User Site Address:
                       ---------------------------------------------------------




                                    Page 53                            June 2001

                                   SCHEDULE K
             SALES ORDER ACKNOWLEDGMENT/TERMS AND CONDITIONS OF SALE

1. SCOPE. The terms and conditions of sales contained herein apply to all quotations made and purchase orders entered into by Mitel with the VAR. The present terms and conditions may in some instances conflict with the terms and conditions affixed to the form or order blank and/or specified by the VAR. Therefore, acceptance of the VAR's order is made only on the express understanding and condition that insofar as these terms and conditions conflict with any terms and conditions of the VAR's order, these terms and conditions shall govern. Any changes in the terms and conditions of sales contained herein must specifically be agreed to in writing by an officer or a Marketing Director of Mitel before becoming binding on either Mitel or the VAR. These terms and conditions of sales shall be applicable whether or not they are attached to or enclosed with the products sold or to be sold.

2. QUOTATION. Quoted prices are open for acceptance by the VAR within thirty (30) days from the date of quotation. Unless otherwise stated prices are firm but subject to changes in foreign exchange, purchase or sales tax, customs tariff and other direct taxes, between date of quotation and date of shipment.

3. ORDERS. All orders are subject to final acceptance by Mitel, Mitel reserves the right to accept or to reject any order from any VAR, in whole or in part. Mitel reserves the right (without prejudice to any other remedy) to cancel any uncompleted order or to suspend delivery in the event of any act or omission of VAR which delays Mitel's performance. On the Cancellation of any order, the VAR undertakes to indemnify Mitel against all losses, including cost of all labour, materials, overhead, damages, charges and expenses arising out of the order and its cancellation.

4. TITLE AND DELIVERY. The goods shall be delivered F.O.B Mitel's Plant (Kanata). Mitel's plant or designated warehouse and title thereto and liability for loss or damage in transit or thereafter shall pass to VAR upon Mitel's delivery of the goods in good condition to a common carrier for shipment to VAR.

         Unless instructions from VAR specify the method of shipment to be used, Mitel will exercise his own discretion. Times quoted for shipments will date from receipt by Mitel of order accompanied by all necessary information enabling work to commence, together with any import license and/or permits which may be necessary. In no event will Mitel be liable for any reprocurement costs, nor for delay or non delivery due to causes beyond its reasonable control, including but not limited to acts of God, acts of civil or military authority, priorities, fire, strikes, lockouts, slowdowns, factory or labour conditions, errors in manufacture and inability to obtain necessary labour, materials or manufacturing facilities. In the event of such delay, the date of delivery shall, at the request of Mitel, be deferred for a period equal to the time lost by reason of the delay.

5. TAXES. All taxes, levies or duties (of whatsoever nature) applicable to the goods sold, shall be paid by the VAR, or in lieu thereof, the VAR shall provide Mitel with a tax exemption certificate acceptable to the taxing authorities.

6. PAYMENTS. All orders are subject to credit approval before acceptance. All invoices are due and payable thirty (30) days from date of invoice. If, in Mitel's judgement, the VAR's financial conditions does not at any time justify the terms of payment specified, Mitel may cancel any unfilled orders unless the VAR shall, upon written notice, immediately pay for any good delivered or shall pay in advance of all goods ordered but not delivered or both, at Mitel's option. Each shipment shall be considered separate and independent transaction, and payment therefore shall be made accordingly.

         In the event of any default by the VAR, Mitel may decline to make further shipments without in any way affecting its rights under such orders. If, despite any default by the VAR, Mitel elects to continue to make shipments, its action shall not constitute a waiver of any default by the VAR or in any way offset Mitel's legal remedies for any such default.

7. PATENTS. The VAR shall indemnify and hold Mitel harmless against any expense or loss resulting from any claims for actual or alleged infringement of patents or trade marks arising from compliance by Mitel with VAR's designs, specifications or instructions.

         The sale of goods by Mitel does not convey any license, by implication, estoppel, or otherwise, under patent claims covering combinations of said goods with other devices or elements.


                                    Page 54                            June 2001

         Subject to the foregoing, Mitel will defend at its own expense, any action brought against the VAR, to the extent that it is based on a claim that the goods supplied by Mitel infringe a Caribbean, Canadian or U.S. patent and Mitel will pay the costs and damages finally awarded against the VAR in any action which are attributable to any such claim, but such defence and payments are conditioned on the following:

         a) that Mitel shall be notified promptly in writing by the VAR of any notice of such claim;

         b) that Mitel shall have sole control of the defence of any action on such claim and all negotiations for its settlement or compromise;

         c) that any claim must not relate to the use of the goods in a manner or for a purpose not specified by Mitel or to the use or sale of any equipment not supplied by Mitel but which includes or is used in combination with goods so supplied; and

         d) that the VAR shall not have made and shall not make any admissions in respect of such alleged infringement.

         In the event that the goods or any part thereof become, or in Mitel's opinion are likely to become, the subject of a claim of infringement of a Caribbean, Canadian or U. S. patent or if the use of the goods or any part thereof is enjoined in any such infringement suit, the VAR shall permit Mitel, at its option and expense, to either procure for the VAR the right to continue using said goods or any part thereof, to replace or modify the same so that they become non-infringing, or to remove said goods and refund the purchase price and the transportation costs thereof.

         The foregoing states the entire liability of Mitel with respect to infringement of patents by the said goods or any part thereof.

8.       WARRANTY.

         8.1 Mitel warrants that the product will be free from defects in material and will comply with Mitel's normal standard of workmanship.

         8.2      Mitel shall incur no liability under this warranty unless:

                  8.2.1 The VAR promptly notifies Mitel in writing upon discovery of any such defect and in no event not later than twelve (12) months from the date of installation of the goods, unless otherwise specified or negotiated;

                  8.2.2 The VAR immediately returns, transportation charges prepaid, the allegedly defective goods, in the form and in the packaging in which originally shipped; and

                  8.2.3 Mitel's test discloses that the goods do not meet its specifications by reason alone of defects of material and/or its normal standard of workmanship.

         8.3 The liability of Mitel under this warranty shall in any event be limited, at Mitel's option, to either repair or replace the defective goods at its own expense or reimburse the VAR its price paid to Mitel for the defective goods. This is the sole and exclusive remedy of VAR hereunder.

         8.4 In no event shall Mitel be responsible for defects due to physical damages suffered to the goods as a result of improper handling during or after shipment, misuse, neglect, improper installation or operation, repair, alterations, accident, or for any other cause not attributable to defects of material or workmanship on the part of Mitel.

         8.5 In no event shall the damages for which Mitel is liable to the VAR exceed the sale price to the VAR for the defective goods.

         8.6 In no event shall Mitel be liable for consequential damages arising from or as a result of defective goods.

         8.7 This warranty is expressed in lieu of all other warranties, expressed or implied, including the implied warranty of fitness for a particular purpose, and of all other obligations or liabilities on Mitel's part and it neither assumes nor authorizes any other person to assume for Mitel any other liability in connection with the sale of the said goods.

9. NO RETURNS. No products are to be returned without written authorization from Mitel and then only in accordance with Mitel's terms and instructions.

10. ACCEPTANCE OF DELIVERY. VAR's acceptance of delivery of any product shall be conclusive evidence that VAR acknowledges and agrees to the terms and conditions contained herein


                                    Page 55                            June 2001
as the sole and exclusive terms, conditions and agreements governing the transaction.

11. EXPORT CONTROLS. VAR agrees that any permitted export by it of the goods acquired herein shall be in strict compliance with all applicable export control regulations in effect at the time of export.



--------------------
VAR's Initials



                                    Page 56                            June 2001

                                   SCHEDULE L
                              SUB-LICENSE AGREEMENT

THIS SUB-LICENSE AGREEMENT is made this _____ day of ____________________, 2001, by and ______________________________ (hereinafter referred to as VAR"), and _______________________________, (hereinafter referred to as the "Customer").

WHEREAS, VAR and the Customer have this date entered into an agreement pertaining to the purchase of certain Mitel Networks Corporation ("Mitel") equipment (the "Equipment");

WHEREAS, the Equipment includes "Software" which is defined as all methods, programs, techniques, and other information and materials relating to the handling or treatment of data by computers including, but not limited to, machine readable code which provide basic logic, operating instructions and user related application instructions, provided on magnetic tape or other storage media residing in or intended to be loaded into the memory of any processing unit that is incorporated in any Equipment provided under agreement, and all documentation relating thereto;

WHEREAS, Mitel has licensed the use of the Software to the VAR;

WHEREAS, VAR is required by Mitel to sub-license the Software as a condition to reselling the Equipment to Customer; and

WHEREAS, the Customer is desirous of obtaining a sub-license from VAR and agrees to the terms and conditions of this Sub-license Agreement as stated hereinbelow.

NOW THEREFORE, in consideration of the covenants made by and between the parties hereto, the parties hereby agree as follows:

1. The parties agree to the above recitals, which are incorporated by reference herein.

2. The Customer is hereby granted a non-exclusive, paid up sub-license to use the Software only in conjunction with the Equipment purchased under this Agreement. The Customer shall receive no title or ownership rights to such Software or modifications to such Software or to such Software as modified, which rights shall remain in Mitel or Mitel's suppliers as appropriate.

3. The Customer shall not modify, reverse engineer, disassemble, decompile, reproduce (except for back-up or archival purposes) or reprint the Software or divulge the Software or information in regard to the Software to any persons, other than employees of the Customer with a need to know, without the prior written consent of Mitel or Mitel's suppliers as appropriate.

4. The Customer agrees that the Software, including without limitation, any additional or any modified Software which operates with the hardware portion of the Equipment, shall, as between the parties hereto, be treated as the exclusive property of Mitel, and is proprietary and trade secret of Mitel or Mitel's suppliers as appropriate, and the Customer shall:

         a) Hold the Software in confidence for the benefit of Mitel or Mitel's suppliers as appropriate;

         b) Utilize the Software (including any methods or concepts utilized therein) solely in conjunction with the Equipment; and

         c) Forthwith return to Mitel any Software component and/or documentation which has been replaced, modified or updated.

5. The Customer shall have no right to assign this Sub-license Agreement to any party without the express written consent of VAR.

6. The obligations of the Customer hereunder shall survive the termination of this Agreement for any reason and survive the removal of the Software from service. The Customer shall return to Mitel all Software and documentation in the form of manuals at the expiry or termination of the use of the Equipment by the Customer.


                                    Page 57                            June 2001

7. VAR shall have the right to terminate this Sub-license Agreement, and enforce its provisions, including the right to damages, in the event of breach by the Customer of the terms of this Sub-license Agreement.

8. This Sub-license Agreement constitutes the entire agreement between the parties with regard to the extension of a software sub-license, and the terms and conditions thereof and it may not be amended or modified without the express written consent of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Sub-license Agreement on the date first above written.


---------------------------------------  ---------------------------------------
         (Name of Customer)                            (Name of VAR)

By:                                      By:
       --------------------------------         --------------------------------

Printed                                  Printed
Name:                                    Name:
       --------------------------------         --------------------------------

Title:                                   Title:
       --------------------------------         --------------------------------



WITNESS/ATTEST:                          WITNESS/ATTEST:

By:                                      By:
       --------------------------------         --------------------------------
  Corporate Secretary/Witness Signature    Corporate Secretary/Witness Signature



                                    Page 58                            June 2001